SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2009 Annual Meeting of Shareholders and Proxy Statement

Annual Meeting 2009 May 7, 2009 – Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 7, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation (“Company”) will be held on Thursday, May 7, 2009, at 10:00 a.m. PDT, in the Florentine Ballrooms at Caesars Palace, 3570 Las Vegas Blvd., South, Las Vegas, Nevada 89109, for the following purposes:

(1)	To elect 13 directors of the Company;

(2)	To consider and act upon a proposal to continue the Management Incentive Plan, as set forth in Exhibit A to the Proxy Statement;

(3)	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2009; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has established March 10, 2009, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ACCOMPANYING PROXY BY TELEPHONE, INTERNET, OR MAIL AT YOUR EARLIEST CONVENIENCE. IF YOU MAIL IN YOUR PROXY, PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE ACCOMPANYING YOUR PROXY CARD.

We are pleased to take advantage of new Securities and Exchange Commission rules that allow companies to furnish their proxy materials via the internet. As a result, we are mailing to most of our shareholders a notice of internet availability of proxy materials instead of a paper copy of this Proxy Statement and our 2008 Annual Report to Shareholders. The notice of internet availability of proxy materials contains instructions on how to access those documents via the internet. The notice also contains instructions on how to request a paper or e-mail copy of our proxy materials, including this Proxy Statement, our Annual Report to Stockholders and Proxy Card. All shareholders who do not receive a notice of internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We believe that this new process will reduce the costs of printing and distributing our proxy materials.

The Annual Report to Shareholders for the year ended December 31, 2008, is either enclosed or available at http://www.swgas.com/proxymaterials.

George C. Biehl
Executive Vice President/Chief Financial Officer & Corporate Secretary

March 18, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 7, 2009

The Proxy Statement and Annual Report to Shareholders are available at

http://www.swgas.com/proxymaterials

The Annual Meeting of Shareholders of Southwest Gas Corporation (“Company”) will be held on Thursday, May 7, 2009, at 10:00 a.m. PDT, in the Florentine Ballrooms at Caesars Palace, 3570 Las Vegas Blvd., South, Las Vegas, Nevada 89109.

At the meeting you will be asked to elect 13 directors, to continue the Management Incentive Plan, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 and to transact such other business as may properly come before the meeting or any adjournment thereof. The Company’s Board of Directors is asking for your support of the director nominees, the continuation of the Management Incentive Plan, and the selection of PricewaterhouseCoopers LLP.

The following materials are available at the website shown above.

*	Notice of 2009 Annual Meeting of Shareholders, Proxy Statement, and Proxy Card, and

*	2008 Annual Report to Shareholders.

Directions to attend the Annual Meeting and vote in person are included on the map on page M-1 of the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement.

i

ii

Jeffrey W. Shaw, C.E.O.

March 18, 2009

Dear Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation (the “Company”) scheduled to be held on Thursday, May 7, 2009, in the Florentine Ballrooms at Caesars Palace, 3570 Las Vegas Blvd., South, Las Vegas, Nevada 89109, commencing at 10:00 a.m. PDT. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to elect 13 directors, to continue the Management Incentive Plan, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009, and to transact such other business as may properly come before the meeting or any adjournment thereof. Your Board of Directors asks you to support the director nominees, the continuation of the Management Incentive Plan, and the ratification of the selection of PricewaterhouseCoopers LLP.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote the accompanying proxy by telephone, internet, or mail at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

LOCATION OF 2009
SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Spring Mountain Rd.
Industrial Rd.
Twain
Sands
TI
Mirage
Caesars Palace
N
Flamingo Rd.
Bellagio
Monte Carlo
UNLV
New York New York
Tropicana Ave.
Excalibur
Luxor Resort
Las Vegas Blvd.
Paradise Rd.
Mandalay Bay Rd.
Hacienda
Mandalay Bay Resort
Russell Rd.
McCarran Airport
Decatur Blvd.
Interstate 15
Frank Sinatra Blvd.
215
SPRING MOUNTAIN ROAD & TWAIN
Casino Level
Enter Caesars parking garage from Frank Sinatra Blvd. to Jay Sarno Way
Jay Sarno Way
Parking Garage with Valet on first floor
FRANK SINATRA BLVD.
LAS VEGAS BLVD.
To Forum Tower
Cleopatra's Way
Palace Tower
To Palace Tower
Appian Way
Appian Way Shops
Statue of David
Access to Conference Center escalators or via elevator by statue of David
To Roman Tower
Neptune Pool
Temple Pool
Taxi Stand
FLAMINGO ROAD

The meeting will be held in the
"Florentine Ballrooms"
on the
Promenade Level
of the Conference Center
(3rd Floor)

M-1

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road • P.O. Box 98510

• Las Vegas, Nevada 89193-8510 •

PROXY STATEMENT

March 18, 2009

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Southwest Gas Corporation for the 2009 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. In this Proxy Statement, we refer to Southwest Gas Corporation as “the Company,” the Board of Directors as “we,” “our,” “us,” or “the Board” and the committees of the Board of Directors as the name of the specific committee or as “the committee.”

We intend to make this Proxy Statement and a Proxy Card available to shareholders on our website at http://www.swgas.com/proxymaterials on or about March 18, 2009. We also will be mailing the materials to certain shareholders on or about March 18, 2009, and to those shareholders who request paper or e-mail copies of the proxy materials.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting and described in these materials, including the election of directors, the continuation of the Management Incentive Plan (the “MIP”), the ratification of the selection of our independent registered public accounting firm, and the transaction of other business, if properly presented at the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 10, 2009, the record date for the Annual Meeting, are entitled to receive notice of and vote at the meeting. If you were a shareholder of record on that date, you are entitled to vote all of the shares that you held on that date at the meeting, or any adjournment or postponement of the meeting.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to mail your proxy directly to us, to give your voting instructions on the internet or by telephone, or to vote in person at the Annual Meeting.

If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares and the shares are held in “street name.” Your broker, bank or other holder of record (collectively referred to as “broker”) is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by following the instructions that accompany these proxy materials.

If you hold your shares indirectly in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you have the right to direct the trustee of the EIP how to vote your shares by following the instructions that accompany these proxy materials.

How many votes do I have?

You have one vote for each share of our Common Stock you owned as of the record date for the Annual Meeting.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

*	Vote over the internet at our internet address: http://www.swgas.com/proxymaterials by following the instructions on the enclosed Proxy Card;

*	Vote by telephone by calling toll-free 1-800-660-7809 on a touch-tone telephone and following the instructions on the enclosed Proxy Card; or

*	Complete the enclosed Proxy Card, sign it and return it in the enclosed postage-paid envelope.

Can I change my vote?

Yes, you can change your vote by (a) casting a new vote by telephone or over the internet; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation to our Corporate Secretary by mail to Shareholder Services, Southwest Gas Corporation, P.O. Box 98510, Las Vegas, NV 89193-8510, or by facsimile at 702-871-9942; or (d) voting by ballot at the Annual Meeting.

What are the Board’s recommendations?

The Board’s recommendations are set forth with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

*	FOR election of the nominated slate of directors (see Proposal 1);

*	FOR continuation of the MIP (see Proposal 2); and

*	FOR ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2009 (see Proposal 3).

With respect to any other matter that properly comes before the Annual Meeting, James J. Kropid and Michael O. Maffie, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them as recommended by the Board or, if no recommendation is given, in their discretion.

How many votes must be present to hold the Annual Meeting?

We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the shares entitled to vote are represented in person or by proxy at the meeting. As of the record date, 44,578,468 shares of our Common Stock were outstanding and the presence, in person or by proxy, of the holders of at least 22,289,235 shares of our Common Stock will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the votes considered being present at the meeting.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009 are currently considered “routine” matters, and a broker has the discretionary voting power to vote on these matters without any instructions from the beneficial owner. Beneficial owners will have to give voting instructions to their brokers in order for a broker to vote on the continuation of the MIP.

What vote is required to approve each Proposal?

Directors are elected by a plurality of the votes cast. Continuation of the MIP and ratification of PricewaterhouseCoopers LLP’s selection requires the affirmative vote of a majority of shares of our Common Stock represented at the Annual Meeting and entitled to vote.

Do I have an opportunity to cumulate my votes for director nominees?

Shareholders have cumulative voting rights for the election of directors, if certain conditions are met. Shareholders entitled to vote may cumulate their votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting at the meeting, notice has been given that a shareholder intends to cumulate his or her votes. A shareholder deciding to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of our Common Stock held by such shareholder on the record date. The votes may be cast for one candidate or allocated among two or more candidates in any manner the shareholders choose. If any shareholder has given notice of cumulative voting, all shareholders may cumulate their votes for candidates in nomination.

If sufficient numbers of shareholders exercise cumulative voting rights to elect one or more candidates, our proxies will:

*	determine the number of directors they can elect;

*	select such number from among the named candidates;

*	cumulate their votes; and

*	cast their votes for each candidate among the number they can elect.

How are my votes counted?

*	Election of Directors: You may vote “FOR ALL,” “FOR ALL EXCEPT” or “WITHHOLD AUTHORITY FOR ALL” of the director nominees. If you mark “FOR ALL EXCEPT,” your votes will be counted for each of the other director nominees you do not list.

*	Continuation of the MIP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the continuation of the MIP. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have no effect on the approval of the proposal.

*	Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have no effect on the ratification of the proposal.

We will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company shareholders.

What if I do not vote for any or all of the matters listed on my Proxy Card?

If you return a signed Proxy Card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, “FOR” the continuation of the MIP, and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

Why did I receive a notice of internet availability of proxy materials instead of a full set of the proxy materials?

We are pleased to take advantage of new Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials via the internet. Accordingly, we sent to the majority of our shareholders a notice of internet availability of proxy materials for this year’s Annual Meeting of Shareholders. Instructions on how to access the proxy materials via the internet or to request a paper or e-mail copy can be found in the notice of internet availability of proxy materials at http://www.swgas.com/proxymaterials. In addition, shareholders may request to receive proxy materials in printed form by mail or e-mail on an ongoing basis by submitting a request to us at either http://www.swgas.com or http://www.swgas.com/proxymaterials. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the shareholder terminates it.

Why didn’t I receive a notice of internet availability of proxy materials?

We are providing certain shareholders, including shareholders who have requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, a notice of internet availability of proxy materials.

Can I vote my shares by returning the notice of internet availability of proxy materials?

No. The notice of internet availability of proxy materials does, however, provide instructions on how to vote your shares.

Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?

*	Shares held in street name: If you do not instruct your broker to vote your shares of our Common Stock held in street name, your broker has the discretion to vote your shares on all routine matters scheduled to come before the Annual Meeting. If any matters to be considered at the meeting are viewed as “non-routine,” your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your broker will vote your shares as broker non-votes. The election of directors and the ratification of the selection of the Company’s independent registered public accounting firm are “routine,” and your broker will have the discretion to vote your shares unless you provide voting instructions. Approval to continue the MIP is viewed as “non-routine,” and your broker will need instructions from you in order to vote on this proposal.

*	Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of our Common Stock you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. However, if you give your proxy and other matters are properly brought before the meeting, your shares will be voted at the discretion of the proxies, unless otherwise instructed.

What Rules of Conduct will govern the Annual Meeting?

To ensure that our Annual Meeting is conducted in an orderly fashion and the shareholders wishing to speak at the meeting have a fair opportunity to do so, we will have certain guidelines and rules for the conduct of the meeting, which we will provide to those attending the meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who is soliciting my proxy?

Your proxy is being solicited by the Board, and we will bear the entire cost of the proxy solicitation. Morrow & Co., LLC (“Morrow”), 470 West Avenue, Stamford, CT 06902 has been employed to assist in obtaining proxies from certain shareholders at an estimated cost of $7,500, plus certain expenses. Arrangements have also been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to you, if your shares are held in a street name. Morrow will reimburse them for their expenses in providing the materials to you. In addition, one or more of telephone, e-mail, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies. No additional compensation will be paid for such services.

Are proxy materials available on the internet?

The Notice of 2009 Annual Meeting of Shareholders and Proxy Statement and the 2008 Annual Report to Shareholders are available at http://www.swgas.com/proxymaterials.

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property and affairs are managed by or are under the direction of the Board. We are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to us and by participating in Board and committee meetings.

We have determined that directors Boughner, Chestnut, Comer, Gardner, Kropid, Maffie, Mariucci, Melarkey, Sparks, Thomas or Wright have no material relationships with the Company and are independent. We reached the same conclusion with respect to director Hanneman while he served on the Board in 2008. We have also determined that members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent. In making these determinations, we have reviewed all transactions or relationships with the Company using a definition of “material relationships” to include the criteria listed in Section 303A of the listing requirements of the NYSE and have presumed that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) and authorized by the Company’s regulatory tariffs above the Item 404 threshold are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”). The independence criteria we use are included in the Company’s corporate governance guidelines, which are available on the Company’s website at: http://www.swgas.com.

We based our independence determination primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family relationships and on discussions with directors. In concluding that the named directors are independent, we did review transactions involving directors Thomas and Wright and director Maffie’s status as a retired executive officer of the Company.

*	In 2009, the Company entered into a five-year lease of commercial property for a Company payment center, with an initial monthly rental rate of approximately $6,500. The total payments over the life of the lease will be approximately $423,000, plus a pro-rata share of operating and other expenses. Mr. Thomas’ ownership interest in the leasing entity will not result in a direct or indirect material interest in the transaction; however, because of such ownership interest, Mr. Thomas does not satisfy the criteria to serve on the Compensation Committee.

*	During 2008, the Company used one of Mr. Wright’s companies to secure title insurance and escrow services for the purchase of a piece of real property in southern Nevada. The transaction with Mr. Wright’s company was not of the nature or amount that would impact director Wright’s overall independence; however, the transaction does affect his ability to serve on the Compensation Committee.

*	Director Maffie, because he was an executive officer of the Company, does not satisfy the criteria to serve on the Compensation Committee.

Regular Board meetings for 2009 are scheduled for the third Tuesday of January, September and November, the fourth Tuesday of February and July, and the Wednesday before the Annual Meeting of Shareholders in May. Additional meetings are called on an as-needed basis and we sometimes act by written consent without a meeting. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. We held six regular meetings, one special meeting and one organizational meeting in 2008. Each incumbent director attended more than 75% of our Board and committee meetings on which he or she served during 2008. Non-management directors are expected to meet in an executive session at least four times a year, and the “independent” directors are expected to meet at least once a year. These sessions are presided over by James J. Kropid, Chairman of the Board, who is the current “Presiding Director.”

Committees of the Board

Permanent Board committees consist of Audit, Compensation, Nominating and Corporate Governance, and Pension Plan Investment. Each committee has established responsibilities, while the Audit, Compensation, and Nominating and Corporate Governance Committees have detailed charters designed to satisfy applicable legal and regulatory requirements. The Audit, Compensation, and Nominating and Corporate Governance Committees are composed solely of independent directors as outlined above.

The Audit Committee, whose functions are discussed here and below under the caption “Audit Committee Information,” is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It consists of directors Gardner (Chair), Comer, Mariucci, Melarkey, Thomas and Wright. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal controls and financial reporting process. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors, and Company financial personnel. We determined that directors Comer, Gardner, and Mariucci, who are independent, each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

The Compensation Committee is responsible for determining CEO compensation and making recommendations to us annually on such matters as directors’ fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee’s charge, as outlined in its charter, cannot be delegated without Board approval. The committee does receive recommendations from management on the amount and form of executive and director compensation; however, the committee does have the ability to directly employ consultants to assess the executive compensation program. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement. The committee consists of directors Chestnut (Chair), Boughner, Kropid, Mariucci and Sparks.

The Nominating and Corporate Governance Committee is responsible for making recommendations to us regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, organization, processes, practices, and number of committees; and developing the criteria for the selection of directors. The committee considers written suggestions from shareholders regarding potential nominees for election as directors. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to us corporate governance principles and compliance programs for the Company. The committee consists of directors Maffie (Chair), Boughner, Chestnut, Gardner, Kropid and Melarkey.

The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the Company’s retirement plan. The committee consists of directors Wright (Chair), Biehl, Comer, Maffie, and Sparks.

During 2008, the Audit Committee held five meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held six meetings, and the Pension Plan Investment Committee held three meetings.

The charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, the Company’s corporate governance guidelines, and the Company’s code of business conduct that applies to all employees, officers and directors are available on the Company’s website at: http://www.swgas.com. Print versions of these documents are available to shareholders upon request directed to the Corporate Secretary, Southwest Gas Corporation, 5241 Spring Mountain Road, Las Vegas, NV 89150.

Selection of Directors

We believe our Board should be composed of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration, and familiarity with national and international business matters and the energy industry. Additional factors that will be considered in the selection process include the following:

*	Independence from management;

*	Diversity, age, education, and geographic location;

*	Knowledge and business experience;

*	Integrity, leadership, reputation, and ability to understand the Company’s business;

*	Existing commitments to other businesses and boards; and

*	The current number and competencies of our existing directors.

The Nominating and Corporate Governance Committee will consider candidates for directors suggested by shareholders applying the criteria for candidates described above and considering the additional information referred to below. Shareholders who would like to suggest a candidate should write to the Company’s Corporate Secretary and include:

*	A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;

*	The name of and contact information for the candidate;

*	A statement of the candidate’s business and educational experience;

*	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

*	A statement detailing any relationship between the candidate and the Company, Company affiliates, and any competitor of the Company;

*	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

*	The candidate’s written consent to being named a nominee and serving as a director if elected.

When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The committee may also retain a search firm to identify potential candidates.

The Nominating and Corporate Governance Committee has an ongoing program of identifying potential director candidates throughout the Company’s service territory. As candidates are identified, their qualifications are reviewed in light of the selection criteria, as outlined above. Whether any of such candidates are selected depends upon retirements, the dynamics of the Board, and the ongoing requirements of the Company. Because of the age and potential retirement of certain directors, the Board determined that it was appropriate to expand the Board during the year to provide additional insight to the new directors before the long-term members retire. The Board was expanded to thirteen members, and Robert L. Boughner and Thomas A. Thomas were elected in July and September 2008, respectively. Mr. Boughner was introduced to the committee by a non-management director and Mr. Thomas was introduced by Mr. Shaw.

On February 24, 2009, Mrs. Sparks gave notice of her retirement from the Board at the end of her current term. With this announcement, the committee was faced with the choice of reducing the Board to 12 members or to add another new director. The committee decided to maintain the Board at 13 members, and the committee chairman directed Mr. Shaw to approach LeRoy C. Hanneman, Jr. to determine whether he would again be interested in serving on the Board. Mr. Hanneman was elected to the Board in September 2003 and served on the Board until he resigned in March 2008. Mr. Hanneman confirmed his interest. Based on Mr. Hanneman’s business experience and his knowledge of the Company, the committee selected him as the director nominee to replace Mrs. Sparks.

Shareholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 20 days prior to the first anniversary of the preceding year’s annual meeting, or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. For this year’s Annual Meeting, the required notice must be received by the Company on or before April 18, 2009. In order to make such a nomination, a shareholder is required to include in the written notice the following:

*	As to each person whom the shareholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act;

*	Each person’s written consent to being named a nominee and serving as a director, if elected;

*	The name and address of the proposing shareholder or beneficial owner; and

*	The class and number of shares of the Company held directly or indirectly by the proposing shareholder.

Shareholder Nominees

As of the date of this Proxy Statement, there have been no director nominee candidates submitted by shareholders for consideration for election at this year’s Annual Meeting of Shareholders.

Transactions with Related Persons

We have adopted a written policy and procedures for the review, approval, or ratification of any transactions with related persons. The policy addresses transactions in which the Company was or is a participant, the amount exceeds $120,000, and a related person, which includes any director, executive officer, nominee for director, five percent beneficial owners or their immediate family members, had or will have a direct or indirect material interest. These transactions will be reported to the Company’s general counsel, reviewed by the Nominating and Corporate Governance Committee, and approved or ratified only if the committee determines that the transaction is not inconsistent with the best interests of the Company. The policy is included in the Company’s corporate governance guidelines, which is available on the Company’s website at: http://www.swgas.com.

The Company has entered into two transactions with related persons. One involves entering into a commercial lease for a Company payment center with an entity in which Thomas A. Thomas has an interest. The other involves entering into a consulting agreement with the spouse of Karen S. Haller, the Company’s general counsel.

The lease of commercial property for a Company payment center is for five years, at an initial monthly rental rate of approximately $6,500. The total of payments over the life of the lease will be approximately $423,000, plus a pro rata share of operating and other expenses. Mr. Thomas and his siblings have a twenty percent (20%) interest in the entity that will be leasing the commercial property to the Company, through their ownership in Thomas & Mack Co., LLC. The amount of property subject to the lease and annual revenues flowing through to the Thomas & Mack Co., LLC, is insignificant in relation to its commercial property holdings and associated annual revenues. The Nominating and Corporate Governance Committee determined that Mr. Thomas does not have a direct or indirect material interest in the transaction.

The agreement the Company entered into with Ms. Haller’s spouse was designed to secure computer application development/support for the Company’s transmission pipeline integrity management program and engineering data analysis services. The agreement was for 18 months, at an expected cost of $240,000. The Nominating and Corporate Governance Committee has determined that Ms. Haller’s spouse has a direct material interest in the transaction; however, consistent with the Company’s Related Person Transaction Policy, the committee determined that entering into and continuing the agreement is not inconsistent with the best interests of the Company.

Directors and Officers Share Ownership Guidelines

In order to better align our interests with that of all shareholders, we have adopted Company Common Stock ownership guidelines for the directors and Company officers.

The outside directors are expected to purchase and retain a minimum of 3,000 shares of our Common Stock. New outside directors elected will be expected to satisfy the share ownership guidelines within two years of becoming a director. Management directors are expected to purchase and retain specific share minimums tied to their positions with the Company.

Company officers are expected to retain the following minimum levels of our Common Stock:

* Chief Executive Officer	25,000 shares
* President	15,000 shares
* Executive Vice President	12,500 shares
* Senior Vice President	10,000 shares
* Vice President	5,000 shares

Executives, at the time the guidelines were adopted, were given five years to reach these levels. Executives elected after the adoption of the guidelines are given seven years, and executives promoted to positions requiring a greater number of shares are given an additional two years to satisfy the applicable ownership level.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2008 were directors Chestnut, Boughner, Gardner, Hanneman, Kropid, Mariucci, Sparks and Thomas. None of the members has ever been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during 2008.

Director Attendance at Annual Meetings

We normally schedule Board meetings in conjunction with each Annual Meeting of Shareholders and each director is expected to attend the meetings. Last year, all of the directors attended the 2008 Annual Meeting of Shareholders.

Communications with Directors

Any shareholder and other interested parties who would like to communicate with the Board, the Presiding Director, or any individual directors can write to:

Southwest Gas Corporation

Corporate Secretary

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, NV 89193-8510

Depending on the subject matter, the Corporate Secretary will either:

*	forward the communication to the director or directors to whom it is addressed;

*	attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or

*	not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and will not be processed by the Corporate Secretary. At each regular Board meeting, a summary of all communications received since the last Board meeting that were not forwarded will be presented and such communications will be made available to the directors.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Election of the Director Nominees.

Names and Qualifications of Nominees

Each director elected at an annual meeting will serve until the next annual meeting and until his or her successor is elected and qualified. The nominees, other than Messrs. Boughner, Hanneman and Mr. Thomas, were elected to their present term of office at the last Annual Meeting on May 8, 2008. Mr. Boughner was elected to the Board in July 2008, and Mr. Thomas was elected to the Board in September 2008. Mr. Hanneman, who had previously served as a director, was selected as the nominee to replace Carolyn Sparks, who announced in February her decision to retire from the Board at the end of her current term. The Company is grateful for her counsel, insight, advice, and service to the Company over the last two decades.

The 13 nominees for director receiving the highest number of votes, a plurality, will be elected to serve until the next Annual Meeting. The names of the nominees, their principal occupation, and recent employment history are set forth on the following pages.

George C. Biehl

Executive Vice President, Chief Financial Officer & Corporate Secretary

Southwest Gas Corporation

Director Since: 1998

Board Committees: Pension Plan Investment

Mr. Biehl, 61, joined the Company in 1990 as Senior Vice President and Chief Financial Officer after serving in a number of capacities with Deloitte Haskins & Sells (now Deloitte & Touche) and as chief financial officer for PriMerit Bank for the five years before joining the Company. He assumed the responsibilities as Corporate Secretary for the Company in 1996 and was named Executive Vice President in 2000. Mr. Biehl graduated from The Ohio State University with a degree in accounting and earned his MBA with an emphasis in finance from Columbia University. He is a member of the American Institute of Certified Public Accountants, a member of the Las Vegas Chamber of Commerce Leadership Las Vegas Program, and serves on various committees of several trade associations.

Robert L. Boughner

President & CEO of Echelon Resorts (a subsidiary of Boyd Gaming Corporation)

Director Since: July 2008

Board Committees: Compensation, Nominating & Corporate Governance

Mr. Boughner, 55, has been with Boyd Gaming Corporation since 1976 and has served in a variety of senior executive positions, including general manager of properties, senior vice president of administration, chief operating officer, and currently is president and chief executive officer of Echelon Resorts. He serves as a director of Boyd Gaming Corporation and the Bank of Nevada. Mr. Boughner is active in civic and gaming industry affairs and, in 2007, he and the Harrah Hotel College at the University of Nevada, Las Vegas, established the Bob Boughner Career Services Center.

Thomas E. Chestnut

Owner, President and CEO

Chestnut Construction Company

Director Since: 2004

Board Committees: Compensation (Chair), Nominating & Corporate Governance

Mr. Chestnut, 58, after serving in Vietnam with the U.S. Army, began a career in the construction industry in 1972 with Del Webb Corporation. Leaving Webb in 1980 as Manager of Commercial Operations, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly-owned subsidiary of Weyerhaeuser Company. He remained with Wray until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past president and life director of the Arizona Builders Alliance and a past president of the Arizona Building Chapter of the Associated General Contractors of America. He is a past chair and life trustee of the Carondelet Foundation, a member of the Tucson Conquistadors, a member and past director of the Centurions of St. Mary’s Hospital, and a member of the Alexis de Toqueville Society of United Way of Greater Tucson. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year by the Tucson Metropolitan Chamber of Commerce and the 2002 Arizona Small Business Person of the Year by the United States Small Business Administration.

Stephen C. Comer

Retired Managing Partner

Deloitte & Touche LLP

Director Since: 2007

Board Committees: Audit, Pension Plan Investment

Mr. Comer, 59, received his degree in business administration from California State University Northridge in 1972. He began his career with Arthur Andersen LLP in Los Angeles and established Arthur Andersen’s Las Vegas office, as its managing partner, in 1985. Leaving Arthur Andersen in 2002, Mr. Comer took a position as partner with Deloitte & Touche LLP and was promoted to managing partner of its Nevada practice in 2004. He retired in 2006. He serves as a director of Pinnacle Entertainment Inc. He is a member of the American Institute of Certified Public Accountants and the Nevada Society of Certified Public Accountants and holds professional CPA licenses in the states of California and Nevada. He is also active in numerous civic, educational, and charitable organizations.

Richard M. Gardner

Retired Partner

Deloitte & Touche LLP

Director Since: 2004

Board Committees: Audit (Chair), Nominating & Corporate Governance

Mr. Gardner, 71, obtained his degree in accounting from Brigham Young University in 1963 and was employed by Deloitte & Touche in its Los Angeles and Phoenix offices until his retirement in 2000. As an audit partner for 27 years, he served clients in various industries and in several management capacities including Professional Practice Director for the Los Angeles area offices. He is a member of the American Institute of Certified Public Accountants and has been active in numerous civic, educational and charitable boards.

LeRoy C. Hanneman, Jr.

Chairman and Chief Executive Officer

Element Homes, LLC

Director Since: Nominee

Mr. Hanneman, 62, received his undergraduate degree in construction engineering from Arizona State University. He is the chief executive officer of Element Homes, a homebuilding and real estate development company, with projects in the metropolitan Phoenix, Arizona, area. Mr. Hanneman is a 30-year veteran of the housing industry and former president, chief operating and executive officer of Del Webb Corp. He has served on a number of charitable organization boards including United Way, Boy Scouts of America and Boys & Girls Clubs of America.

James J. Kropid

President

James J. Kropid Investments

Director Since: 1997

Chairman of the Board of Directors

Board Committees: Compensation, Nominating & Corporate Governance

Mr. Kropid, 71, received his undergraduate degree from DePaul University and participated in the executive development program at the University of Illinois. He joined Centel Corporation in 1961 and became president of its Central Telephone Company-Nevada/Texas division in 1987. In 1993, the Governor of Nevada appointed him to the position of general manager of the Nevada State Industrial Insurance System, a position in which he served for almost two years. He is currently president of his own investment company. Mr. Kropid is involved in many civic and charitable organizations. In 2003, Mr. Kropid served as the interim executive director of the United Way of Southern Nevada and is on the board and executive committee of that organization. He is a past president of the Las Vegas Area Council of the Boy Scouts of America and presently serves on that board and executive committee. He is a past chairman of the YMCA of Southern Nevada and serves as a trustee of the Desert Research Institute Foundation and chairs the Desert Research Institute’s Green Power Project.

Michael O. Maffie

Retired Chief Executive Officer

Southwest Gas Corporation

Director Since: 1988

Board Committees: Nominating & Corporate Governance (Chair), Pension Plan Investment

Mr. Maffie, 61, joined the Company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, President and Chief Executive Officer in 1993 and Chief Executive Officer in 2003, until his retirement in 2004. He received his undergraduate degree in accounting and his MBA in finance from the University of Southern California. He serves as a director of Boyd Gaming Corporation and was a director of Del Webb Corporation and Wells Fargo Bank/Nevada Division. A member of various civic and professional organizations, he served as chairman of the board of trustees of the UNLV Foundation and is a past chairman of the board of United Way of Southern Nevada. He also is a past director of the Western Energy Institute and the American Gas Association.

Anne L. Mariucci

Private Investor

Director Since: 2006

Board Committees: Audit, Compensation

Ms. Mariucci, 51, received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business. She spent the majority of her professional career in the large-scale community development and homebuilding business. Ms. Mariucci was employed by Del Webb Corporation in 1984 and served in a variety of senior management capacities, culminating in President. She retired from Del Webb’s successor Pulte Homes, Inc. in 2003 and with two partners founded Inlign Capital Partners, a private equity firm investing in privately held companies. She is also affiliated with Hawkeye Partners in Dallas, Texas and Glencoe Capital in Chicago, Illinois. Ms. Mariucci is a member of the Arizona Board of Regents. She also serves as a director of Scottsdale Healthcare, Arizona State University Foundation, and the Fresh Start Women’s Foundation.

Michael J. Melarkey

Partner

Avansino, Melarkey, Knobel & Mulligan

Director Since: 2004

Board Committees: Audit, Nominating & Corporate Governance

Mr. Melarkey, 59, a partner in the law firm of Avansino, Melarkey, Knobel & Mulligan received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. He has been in private legal practice in Reno, Nevada, since 1976. Mr. Melarkey is a member of the American Bar Association, the International Association of Gaming Lawyers and the State Bar of Nevada. He is a trustee of the Bretzlaff Foundation, the Robert S. and Dorothy J. Keyser Foundation, the Roxie and Azad Joseph Foundation, and the E. L. Wiegand Trust. He is vice president of Miami Oil Producers, Inc., has an ownership interest in the Pioneer Crossing Casino in Fernley, Nevada, and serves as a director of the Gabelli Dividend and Income Trust, the Gabelli Global Utility and Income Trust, the Gabelli Global Gold, Natural Resources & Income Trust, and the Gabelli Global Deal Fund, all closed-end mutual funds.

Jeffrey W. Shaw

Chief Executive Officer

Southwest Gas Corporation

Director Since: 2004

Board Committees: None

Mr. Shaw, 50, joined the Company in 1988 as Director of Internal Audit. He was promoted to Controller and Chief Accounting Officer in 1991, Vice President/Controller and Chief Accounting Officer in 1993, Vice President and Treasurer in 1994, Senior Vice President/Finance and Treasurer in 2000, Senior Vice President/Gas Resources and Pricing in 2002, President in 2003 and Chief Executive Officer in June 2004. Mr. Shaw received his degree in accounting from the University of Utah and worked for Arthur Andersen & Co., in its Dallas and Las Vegas offices prior to joining Southwest Gas. He is a member of the American Institute of Certified Public Accountants, the Nevada Society of CPAs, and the Leadership Las Vegas Alumni Association. Mr. Shaw serves on the boards of the American Gas Association, the Western Energy Institute, the UNLV Foundation, and is President of the Las Vegas Area Council of the Boy Scouts of America.

Thomas A. Thomas

Managing Partner

Thomas & Mack Co. LLC

Director Since: September 2008

Board Committees: Audit

Mr. Thomas, 50, received his undergraduate degree in Finance and his juris doctor from the University of Utah. After obtaining his law degree, he joined Valley Bank of Nevada and held various executive positions with the bank until its merger with Bank of America in 1992. After the merger, he became managing partner of Thomas & Mack Co., an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona, Utah and Idaho. Mr. Thomas is actively involved in numerous charitable organizations including the Opportunity Village Foundation, the Utah Shakespearean Festival, the Las Vegas Rotary Club Board, Safe Nest of Nevada and the Boy Scouts of America, Las Vegas Area Council. He is a member of the Nevada bar association and was instrumental in establishing the Thomas & Mack Legal Clinic and Moot Court Facility at the UNLV Boyd School of Law.

Terrence “Terry” L. Wright

Owner/Chairman of the Board of Directors

Nevada Title Company

Director Since: 1997

Board Committees: Audit, Pension Plan Investment (Chair)

Mr. Wright, 59, received his undergraduate degree in business administration and his juris doctor from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to its Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now known as Nevada Title Company. Mr. Wright is the chairman of the board and majority owner of Westcor Land Title Insurance Company with operations in Alabama, Arizona, California, Colorado, Florida, Nevada, New York, Texas, and Utah. He is a member of the California and Illinois bar associations and has served on the board of directors for Nevada Land Title Association, the Las Vegas Monorail and the Tournament Players Club at Summerlin. He is a past-chairman of the Nevada Development Authority, the Nevada Chapter of the Young President’s Organization and the UNLV Foundation. Mr. Wright is also a founder and director of Service First Bank of Nevada.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers. The following table discloses all our Common Stock beneficially owned by the Company’s directors, the nominees for director and the executive officers of the Company, as of March 10, 2009.

Directors, Nominees & Executive Officers	No. of Shares Beneficially Owned (1)		Percent of Outstanding Common Stock (2)
George C. Biehl	109,533	(3)(4)	*
Robert L. Boughner	2,569		*
Thomas E. Chestnut	15,628	(5)	*
Stephen C. Comer	6,128	(6)	*
Richard M. Gardner	16,209	(7)	*
LeRoy C. Hanneman, Jr.	10,486	(8)	*
James J. Kropid	40,776	(9)	*
Michael O. Maffie	14,842	(10)	*
Anne L. Mariucci	5,628	(11)	*
Michael J. Melarkey	17,593	(12)	*
Jeffrey W. Shaw	191,011	(3)(13)	*
Carolyn M. Sparks	21,758	(14)	*
Thomas A. Thomas	3,069		*
Terrence L. Wright	15,628	(15)	*
John P. Hester	73,890	(16)	*
James P. Kane	93,250	(17)	*
Thomas R. Sheets	48,515	(18)	*
Dudley J. Sondeno	50,179	(19)	*
Other Executive Officers	143,243	(20)	*

Total	879,935		1.97%

(1)	Our Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan (the “MIP”) for 2006, 2007, and 2008 and Restricted Stock Unit Plan (the “RSUP”) for 2007, 2008 and 2009.

(2)	No individual officer or director owned more than 1% of our Common Stock.

(3)	Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Biehl and Shaw are trustees of the Foundation but disclaim beneficial ownership of said shares.

(4)	The holdings include 21,200 shares that Mr. Biehl has the right to acquire through the exercise of options under the 2002 Stock Incentive Plan (the “Option Plan”). Mr. Biehl has also pledged 23,911 shares of our Common Stock as loan collateral.

(5)	The holdings include 9,000 shares (900 of which will become exercisable within 60 days) which Mr. Chestnut has the right to acquire through the exercise of options under the Option Plan.

(6)	The holdings include 3,500 shares over which Mr. Comer has shared voting and investment power with his spouse through a family trust.

(7)	The holdings include 9,000 shares (900 of which will become exercisable within 60 days) which Mr. Gardner has the right to acquire through the exercise of options under the Option Plan and 4,495 shares over which he has shared voting and investment power with his spouse through a family trust.

(8)	The holdings include 6,300 shares which Mr. Hanneman has the right to acquire through the exercise of options under the Option Plan and 3,973 shares over which he has shared voting and investment control with his spouse through a family trust.

(9)	The holdings include 21,000 shares (900 of which will become exercisable within 60 days) which Mr. Kropid has the right to acquire through the exercise of options under the Option Plan and the 1996 Stock Incentive Plan (collectively, referred to with Option Plan as the “Option Plans”) and 4,968 shares over which he has shared voting and investment power with his spouse through a family trust. Mr. Kropid holds 1,680 shares of SWG II Preferred Trust Securities (“SWG II Securities”) in an individual retirement account, 1,500 shares of SWG II Securities in a family trust, and his spouse holds 7,500 shares of SWG II Securities in a separate property trust.

(10)	The holdings include 6,000 shares (900 of which will become exercisable within 60 days) which Mr. Maffie has the right to acquire through the exercise of options under the Option Plan and 1,185 shares over which his spouse has voting and investment control.

(11)	The holdings include 3,000 shares (900 of which will become exercisable within 60 days) which Ms. Mariucci has the right to acquire through the exercise of options under the Option Plan.

(12)	The holdings include 9,000 shares (900 of which will become exercisable within 60 days) which Mr. Melarkey has the right to acquire through the exercise of options under the Option Plan and 700 shares over which he has shared voting and investment control through a profit-sharing plan.

(13)	The holdings include 78,120 shares which Mr. Shaw has a right to acquire through the exercise of options under the Option Plan.

(14)	The holdings include 14,000 shares (900 of which will become exercisable within 60 days) which Mrs. Sparks has the right to acquire through the exercise of options under the Option Plans.

(15)	The holdings include 10,000 shares (900 of which will become exercisable within 60 days) which Mr. Wright has the right to acquire through the exercise of options under the Option Plans.

(16)	The holdings include 40,560 shares which Mr. Hester has a right to acquire through the exercise of options under the Option Plan and 7,695 shares over which his spouse has voting and investment control.

(17)	The holdings include 39,810 shares which Mr. Kane has a right to acquire through the exercise of options under the Option Plan.

(18)	The holdings include 20,250 shares which Mr. Sheets has a right to acquire through the exercise of options under the Option Plan.

(19)	The holdings include 17,550 shares which Mr. Sondeno has a right to acquire through the exercise of options under the Option Plan.

(20)	The holdings of other executive officers include 72,650 shares that may be acquired through the exercise of options under the Option Plans.

Beneficial Owners    T. Rowe Price Associates, Inc. reported on Schedule 13G, filed on February 11, 2009, that it owns in excess of 5% of our Common Stock. Barclays Global Investors NA and various related entities (collectively, “Affiliates”) reported on Schedule 13G, filed on February 5, 2009, that they own in excess of 5% of our Common Stock. GAMCO Investors, Inc. reported on Form 13F, filed on February 13, 2009, that it owns in excess of 5% of our Common Stock. The holdings of these entities on the dates noted herein and as a percentage of the shares outstanding on the record date are as follows:

Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
T. Rowe Price Associates, Inc.	3,103,980	6.96%
100 E. Pratt Street Baltimore, Maryland 21202
Barclays Global Investors NA & Affiliates	3,019,441	6.77%
45 Fremont Street, 17th Floor San Francisco, California 94105
GAMCO Investors, Inc.	2,854,245	6.40%
One Corporate Center Rye, New York 10580

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has adopted procedures to assist our directors and executive officers in complying with Section 16(a) of the Exchange Act, which includes the preparation of forms for filing. Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2008 with the reporting requirements of Section 16(a) of the Exchange Act, except for the following Form 4s:

*	The acquisition of Company Common Stock by director Thomas acquired on October 6, 2008, and reported on October 9, 2008;

*	The grants of restricted stock/units to directors Chestnut, Comer, Gardner, Hanneman, Kropid, Maffie, Mariucci, Melarkey, Sparks and Wright that occurred on January 22, 2008, and reported on January 29, 2008; and

*	The issuance of performance shares, restricted stock/unit grants and income tax withholdings related to the conversion of performance shares to Company Common Stock for executive officers Biehl, Centrella, Hester, Janov, Kane, Kenny, Palacios, Shaw, Sondeno and Sheets that occurred on January 22, 2008, and reported on January 29, 2008.

The Form 4s reporting the issuance of performance shares, restricted stock/unit grants and income tax withholdings related to the conversion of performance shares to Company Common Stock are normally filed by the Company on behalf of the directors and executive officers within two days of the transactions and before the directors and executive officers are advised of the issuance, grants and tax withholdings. In 2008, the Form 4s were filed on the fifth business day after the transactions, and one day after the executive officers were notified of the transactions and two days before the restricted stock/unit grant agreements were distributed to the directors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our executive compensation program is designed to reward “know-how,” “problem solving,” and “accountability” for a given position and to elicit long-term employment commitments and performance. We strive to set salary at levels that ensure reasonableness, competitiveness, and internal equity for each position. Performance awards, retirement benefit opportunities, and post-termination benefits support our goal of attaining long-term executive employment commitments, while at the same time increasing shareholder value, achieving operational efficiencies, and maintaining customer satisfaction levels.

As a public utility, the Company is a regulated entity, and the compensation it pays is evaluated as part of the regulatory review process. Our compensation program must be responsive to market conditions and the regulatory environment we face as a public utility. Compensation costs, like all our operating expenses, are subject to reasonableness reviews by the regulatory bodies in the states and jurisdictions in which we operate. In addition, the regulatory review process recognizes the value of providing incentives for operational efficiencies and overall customer satisfaction.

Employment commitments by our executives are intended to parallel our long-term customer service obligations. The long-term nature of our customer service obligations, which is unique to public utilities, shapes the overall structure of our executive compensation program. We seek to ensure that long-term corporate and customer goals of continuous service at reasonable rates are achieved. We also recognize that we are in a competitive environment for executives, and our compensation program has to recognize and reward performance. Non-equity incentive compensation and restricted stock awards are designed to address performance and provide significant support for long-term employment commitments.

Our executive compensation program is prospective. The results of previously earned performance awards and the deferral of cash compensation are not taken into consideration in establishing the appropriate level of future compensation. Past performance, however, is taken into consideration in determining our performance awards and in setting new performance targets.

The executive compensation program is administered by the Compensation Committee of the Board of Directors (the “committee”). The committee annually reviews and approves our corporate goals and objectives relevant to the principal executive officer’s (“PEO”) compensation, the PEO’s performance in relation to such goals and objectives and, together with the other independent directors of the Board of Directors, the PEO’s actual compensation. The committee also reviews with the PEO and approves the salaries for our other executive officers.

Our management annually provides information to the committee regarding what it believes to be appropriate compensation levels and performance programs and awards. This information is gathered from external independent surveys and publicly available compensation comparisons. Consultants may also be retained by management to independently assess the compensation program. Management, including the named executive officers, provides guidance to, and receives direction from, the committee regarding our executive compensation program. In addition, the committee has the authority, independent of management, to employ and retain consultants to assist it in establishing the executive compensation program objectives and in determining whether the objectives have been satisfied.

Elements of Compensation

Our executive compensation program consists of the following elements:

*	salary;
*	stock awards;
*	non-equity incentive plan compensation;
*	perquisites;
*	welfare benefits;
*	retirement benefits; and
*	post-termination benefits (under certain circumstances, as discussed below).

Welfare benefits, including group life, health, hospitalization, and medical reimbursement programs, available to executive officers are similar in scope, terms, and operation to the benefits available to all Company employees. Retirement benefits include both tax-qualified and non tax-qualified defined benefit and contribution retirement plans. Post-termination benefits are governed by our employment and change in control agreements with our executive officers.

Decision to Pay Each Element of Compensation

The primary objective of our executive compensation program is to elicit long-term employment commitments. To accomplish this, the program is designed to respond to changing market conditions and offer a broad spectrum of compensation opportunities. Performance is the critical component of the program, and both individual and overall Company performance can impact an officer’s level of compensation on an annual basis.

Salaries and performance-based compensation are linked to recognize each officer’s responsibilities and individual contribution to the success of the Company. As explained in greater detail below, an officer’s award opportunity is based on a percentage of salary and, as a result, will move in relation to changes in salary. How an officer satisfies his or her direct individual responsibilities can also impact the level of an individual officer’s performance-based compensation. Exemplary performance is expected and rewarded with the compensation elements of the program, while poor performance will result in the reduction or possible elimination of a Management Incentive Plan (the “MIP”) award.

Retirement benefits are based on the salary and, to a lesser extent, on the cash component of the MIP. The level of benefits and deferral opportunities under the Company’s qualified and non-qualified plans, however, do not influence the committee’s decisions regarding the appropriate level of overall compensation. Welfare benefits and perquisites are also viewed by the committee on a stand-alone basis, while post-termination benefits are influenced by current salary levels.

Determination of the Amount to be Paid for Each Element of Compensation

The nature of our operations and competitive considerations have led the committee to design and employ a compensation program that is comparable to compensation programs widely used in industry, weighted for public utilities, and accepted by various utility regulatory agencies. Salaries and performance-based compensation paid to the named executive officers are determined by using a variety of sources, including the Hay Group for salary design and compensation surveys prepared by the American Gas Association, Watson Wyatt, and William M. Mercer for the components of compensation and competitive market compensation levels. The committee also uses focus groups consisting of national and regional energy and gas utilities that share common factors with the Company to establish both national and regional parameters for salaries and performance-based compensation. Our national focus group includes:

* AGL Resources, Inc.	* NICOR Inc.
* Atmos Energy Corp.	* ONEOK Inc.
* Energy East Corp.	* Questar
* Equitable Resources Inc.	* Southern Union Co.
* MDU Resources Group Inc.	* UGI Corporation
* National Fuel Gas Company	* WGL Holdings, Inc.
* New Jersey Resources Corp.

Our regional focus group includes:

* Avista Corp.	* Pacific Gas & Electric Company
* NW Natural Gas Company	* PNM Resources Inc.
* Pinnacle West Capital Corp.	* Puget Sound Energy
* Portland General Electric Co.	* Sempra Energy
* Questar	* UniSource Energy Services
* NV Energy Inc.	* Edison International

The different focus groups are used to ensure that the Company’s overall compensation program is competitive on both the national and regional basis. Since the Company is primarily a natural gas distribution company, similar companies throughout the nation were used to develop the national focus group. This distinction, however, was not used to establish the regional focus group. On a regional basis, utilities that have any common elements with the Company (e.g., number of customers, utility revenues, market capitalization, business lines, number of rate jurisdictions and geographically diverse service areas) were used to construct the focus group.

We set salaries and overall compensation for our executive officers at amounts that approximate the 50th percentile of the amounts paid by the focus groups of companies discussed above (the “relevant market”). The selection of these parameters is designed to be comparable and competitive with the relevant market, address the regulatory environment in which we operate, and to provide a reasonable range of incentives to reward performance.

Other elements of overall compensation (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market. In determining the Company’s overall compensation, we annually compare our elements of compensation and the level of benefits with those of the relevant market to ensure we are remaining competitive. For 2008, overall compensation for our executive officers averaged 86% of the median of the relevant market.

Salaries.    Salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the focus groups for similar positions. Salary design is established using the Hay Group method. The Hay Group method values the substance of the positions based on “know-how,” “problem solving,” and “accountability.” Input from the Hay Group and utility and general industry surveys are used by the committee to help ensure that salaries are reasonable, competitive, and properly address position responsibility. The range of salaries available through this review provides an objective standard to determine the appropriate level of salary for a given executive position. Salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, inflation, and experience.

Performance-Based Compensation.    The performance component of the Company’s executive compensation program is designed to reward Company performance and consists of non-equity incentive compensation and restricted stock awards provided through our MIP and our Restricted Stock/Unit Plan (the “RSUP,” and with the MIP, collectively, the “Incentive Plans”). The committee has designed the Incentive Plans to focus on specific annual and long-term Company financial, productivity and customer satisfaction performance goals.

Annually, we establish incentive opportunities under the MIP, expressed as a percentage of each individual’s salary at year-end (after taking into account any mid-year salary increase), corresponding with each individual’s position and responsibilities with the Company, and determine the performance goals to be measured against these opportunities. For 2008, the incentive opportunities for the named executive officers were set at the following percentages of salary:

Incentive Opportunities (% of salary)
Jeffrey W. Shaw	115%
George C. Biehl	90%
James P. Kane	100%
Thomas R. Sheets	75%
Dudley S. Sondeno	75%
John P. Hester	75%

The performance measures for 2008 were tied to our financial performance, productivity, and customer satisfaction. This mix of performance goals is designed to address shareholder and customer interests through the Company’s financial performance, increased productivity and customer satisfaction. In prior regulatory proceedings, the regulatory commissions have insisted that productivity measures and customer satisfaction goals be included in the MIP in order to recover any of the costs of the program in our natural gas rates.

The financial measure, a return-on-equity (“ROE”), is designed to reward our success in reaching our average authorized ROE. The productivity measures are designed to reward our success in reaching a predetermined customer satisfaction percentage, a percentage improvement in the customer-to-employee ratio, and a predetermined percentage of cost containment for operating costs. The performance measure targets for 2008 were as follows:

*	ROE – The target for the ROE component of the MIP for 2008 was 8.06%, which represented 80% of the Company-wide authorized weighted average ROE of 10.08%. The threshold for an award for this measure is reached at 70% of target, a 5.64% ROE, and a maximum award is achieved at 140% of the ROE target, an 11.28% ROE. Achieving the Company-wide authorized weighted average ROE will result in a performance award equal to 125% for this measure.

*	Customer Satisfaction – This component was unchanged from the previous year, with the target set at 85% and measured individually, through an independent customer survey, for each of our operating divisions. The threshold for an award for this measure is reached at 75%, and a maximum award is achieved at a customer satisfaction level of 95%.

*	Customer-to-Employee Ratio – The target for this component of the MIP for 2008 was set at 735 customers per employee. This target represents a three percent improvement over the actual 2007 ratio of 714 customers per employee. A one percent improvement in the ratio, 721 customers per employee, will satisfy the award opportunity threshold and a five percent increase, 750 customers per employee, will satisfy the maximum payout for this measure.

*	Operating Costs – The operating cost component of the MIP is based on a percentage of a rolling ten-year average of annual operating cost percentage increases. The target for 2008 was set at 4.78%, which represented 85% of the rolling 10-year average increase. New mandated programs and incidents occurring during the year that individually result in a reserve in excess of $1 million will be excluded in determining the annual operating cost. The minimum target was set at the rolling 10-year average increase of 5.62% and the maximum award is achieved by experiencing an annual increase of 3.94%, 70% of the rolling ten-year average.

Each of the performance measures is equally weighted, and the actual performance award can range from 70% to 140% of the assigned incentive opportunity for each measure. If the threshold percentage for any measure is achieved, a percentage of annual performance awards will have been earned. Regardless of whether such awards are earned, no awards will be paid in any year unless dividends paid on our Company Common Stock for such year equal or exceed the prior year’s dividends. The success in achieving the performance measures for 2008 is discussed in the narrative following the Summary Compensation and Grants of Plan-Based Awards Tables.

The incentive opportunities for the named executive officers are the same for 2009. The four performance measures used to determine whether the incentive opportunities are earned are also the same. The target for the ROE for 2009 is set at 8.24%, which represents 80% of the Company-wide authorized weighted average ROE of 10.30%. The customer satisfaction target is set at 85%, the same level as last year, while the customer-to-employee target was set at 754 customers per employee, a 1.5% increase over the 2008 actual ratio. For the operating cost target, the use of the rolling 10-year average was replaced with a target that reflects estimated inflation at 2.5% and expected customer growth at 1.5% for a target of 4% increase over last year’s operating costs.

If annual performance awards are earned and payable, payment of the awards will be subject to a reduction depending upon satisfaction of the MIP participants’ individual performance goals. Any reductions would be tied to an individual’s overall award and not any one specific performance measure. The committee reviews each executive’s individual performance to determine whether there will be any downward adjustment. For 2007/2008, individual performance goals for the PEO centered on (i) planning for and making timely general rate case filings in each service jurisdiction, (ii) striving to control operating expenses to within the rate of inflation, (iii) striving to improve the Company’s financial metrics in order to achieve higher credit ratings, (iv) maintaining succession planning for each key executive position, and (v) presenting strategic alternatives to the Board and pursuing agreed to strategies.

The goals of the other named executive officers are designed to reflect their individual responsibilities and to compliment the goals of the PEO. Mr. Biehl’s goals were centered on the Company’s financial planning activities, improving its credit profile, and maintaining regulatory compliance. Mr. Kane’s goals were directed to maintaining system safety, controlling operating costs, and achieving maximum profitability on new growth. Mr. Sheets’ goals were directed to identifying, monitoring, and mitigating risk and overseeing all legal matters affecting the Company and its subsidiaries. Mr. Sondeno’s goals were directed to introducing new technologies to promote the efficient use of natural gas and to pursue “green” technologies that compliment the use of natural gas. Mr. Hester’s goals were directed at working to improve the level and stability of annual revenues, gas cost recovery and cash flows through timely regulatory filings in our rate jurisdictions.

The individual performance goals for the PEO and other named executive officers were satisfied, and there were no reductions in their MIP awards for 2008.

Further, the annual MIP awards will be split, with 40% paid in cash (which are disclosed as non-equity incentive plan compensation in the Summary Compensation Table) and the remaining 60% converted into performance shares (which are disclosed as stock awards in the Summary Compensation and Grants of Plan-Based Compensation Tables Narrative) tied to a 5-day average value of our Company Common Stock for the first five trading days in January. The performance shares are restricted for three years, and the ultimate payout in our Company Common Stock is subject to continued employment during this restricted period.

The RSUP is designed to provide incentives for maintaining long-term performance and strengthening shareholder value. The award opportunities, like that of the MIP, are based on a percentage of salary. The incentive opportunities are as follows:

Incentive Opportunities (% of salary)
Jeffrey W. Shaw	45%
George C. Biehl	25%
James P. Kane	30%
Thomas R. Sheets	20%
Dudley S. Sondeno	20%
John P. Hester	20%

The performance goal used to determine whether an award is earned is the average MIP payout percentage for the three years immediately preceding the award determination date. The target is set at an average MIP payout percentage of 100%; however, no award will be earned unless the average MIP payout percentage is at or above 90%. If an award is earned, it can range from 50% to 150% of the incentive opportunity. Once earned, the award will be converted into Restricted Stock or Restricted Stock Units, based on the fair market value of our Company Common Stock on the date of the award, and will vest in percentages (40%, 30%, and 30%) over the next three years. The success in achieving the performance measures for 2008 is discussed in the narrative following the Summary Compensation and Grants of Plan-based Awards Tables.

Perquisites.    We provide a limited number of perquisites to our executive officers. Our executive officers receive car allowances, cell phones, cable internet access, annual physical examinations, life insurance and a $3,000 allowance once every three years to assist in financial and estate planning. Senior officers are also provided country club memberships. The costs associated with the personal use of company cars, cell phones, cable internet access, and the charges for personal use of the country club memberships are the responsibility of the individual officers.

Retirement Benefits.    Four retirement benefit plans are available to our executive officers. Two of the plans, the Retirement Plan for Employees of Southwest Gas Corporation (the “Retirement Plan”) and the Employees’ Investment Plan (“EIP”), both tax-qualified plans, are available to all of our employees. Two additional plans are offered to our executive officers: the Supplemental Retirement Plan (“SRP”) and the Executive Deferral Plan (“EDP”). These additional plans were established to attract and retain qualified executive officers and to address the dollar limitations imposed on the two tax-qualified plans.

Benefits under the Retirement Plan are based (i) on the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final ten years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. The SRP is designed to supplement the benefits under the Retirement Plan to a level of up to 60% of salary. To qualify for benefits under the SRP, which is based on a 12-month average of the highest 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company or (ii) age 65, with ten years of service.

Executives may participate in the EIP and defer salary up to the maximum annual dollars permitted for 401(k) plans under the Internal Revenue Code (the “Code”). Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. We do not match contributions for executive deferrals into the EIP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, we provide matching contributions that parallel the contributions made under the EIP to non-executives, up to 3.5% of their annual salary. Amounts deferred and our matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, with five years of service with the Company, our executive officers will receive EDP balances paid out at the election of the participant over a period of 10, 15, or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate on each January 1 for the five years prior to the start of retirement.

Post-Termination Benefits.    We have entered into employment agreements with our senior officers, including each of the named executive officers, and change in control agreements with our remaining officers. We offer employment agreements to the Company’s senior officers to help ensure long-term employment commitments. We believe that through the change in control provisions of the employment agreements and the change in control agreements, we help further align the interest of our executives with those of our shareholders. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of our shareholders, and helps ensure stability during the protracted process of merging or acquiring a regulated utility.

The employment agreements provide compensation and benefit levels that are at or below market levels, in comparison to industry and service companies identified by Hewitt Associates with change in control arrangements. Benefits are limited to payments upon separation from service resulting from (i) termination without cause or (ii) as a result of a significant reduction in an officer’s duties, responsibilities, location, or compensation (collectively, referred to as “Termination Event”). No compensation would be provided for termination for cause, death, retirement or disability. If a Termination Event occurs, compensation would continue to be paid to the named executive officer, other than the PEO, for up to eighteen months. Compensation for the PEO would continue for up to three years. Compensation includes salary, a predetermined level of incentive compensation and welfare benefits, and re-employment/relocation, office, and secretarial support expenses. All unvested restricted stock and any remaining stock option awards will vest and the options will remain exercisable for 90 days after a Termination Event. Additional credits will also be provided that may affect eligibility, vesting and calculation of benefits under the SRP.

The employment agreements also provide for the lump sum payment upon a Termination Event within two years following a change in control of the Company. The committee believes that this double-trigger feature provides appropriate incentives and job security for management while helping to protect shareholder value in the event of a change in control of the Company. The compensation payable to senior officers for a change in control event, other than Messrs. Biehl, Kane and Shaw, would equal two times their salary, incentive compensation and other benefits. For Messrs. Biehl and Kane, the compensation would equal two and one-half times their compensation. Mr. Shaw would be entitled to a payment equal to three times his total compensation.

The change in control agreements for the remaining officers parallel the change in control provisions of the employment agreements and provide that such officers would be entitled to an amount equal to two times their annual compensation as defined above.

A change in control event under both forms of agreements is generally defined to include an acquisition by one person (or group of persons) of at least 20% of the ownership of the Company, the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board), or mergers and similar transactions which result in more than a 50% change in ownership. Restricted stock awards and any remaining stock options may vest and become immediately exercisable upon a change in control event.

If any payment under these agreements or plans would constitute a “parachute payment” subject to any excise tax under the Code, the Company will pay the tax to ensure that our executive officers will receive the full value of these agreements.

These agreements are for 24 months for each of the officers other than Mr. Shaw, whose agreement is for 36 months. Mr. Shaw’s agreement is set for a longer period to recognize the position’s importance to the Company on a continuous basis and to maintain the Company’s direction during a change in control period. Annually, the agreements automatically extend for successive one-year periods, unless canceled by the Company.

Interaction of the Compensation Elements in Relation to the Compensation Objectives

The Company’s executive compensation program is intended to reward long-term employment commitments and performance. Salary, retirement benefits, and the opportunity to be rewarded for performance provide the incentives to secure long-term commitments to the Company. Being rewarded for actual performance recognizes the Company’s commitments to increasing shareholder value, implementing operational efficiencies, and maintaining customer satisfaction. Taken as a whole, the program supports the Company’s commitment to its shareholders and its long-term commitment to its customers.

Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer or any of the other three most highly compensated executive officers. Generally, awards under our MIP, which is a performance-based compensation plan, may not be subject to the deduction limit if certain requirements are met. We have also structured certain other performance-based portions of our executive compensation program in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m). While we intend for our performance-based compensation arrangements to meet the requirements of Section 162(m), we can provide no assurances that such compensation arrangements would ultimately satisfy such requirements.

The committee believes, however, that in certain circumstances, factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and our shareholders. Given our industry and business, as well as the competitive market for outstanding executives, the committee believes that it is important to retain the flexibility to design compensation programs consistent with our overall executive compensation program, even if some executive compensation is not fully deductible. The committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and reserves the right to do so in the future, when appropriate.

COMPENSATION COMMITTEE REPORT

As a part of the committee’s duties, it is charged with the responsibility for producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.

The committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and this Proxy Statement.

Compensation Committee

Thomas E. Chestnut (Chair)	Robert L. Boughner
James J. Kropid	Anne L. Mariucci
Carolyn M. Sparks

EXECUTIVE COMPENSATION

The following tables include information concerning compensation for our chief executive officer, chief financial officer and each of the four most highly compensated executive officers, whom we refer to in this Proxy Statement as our “named executive officers.” Even though Mr. Sheets retired in 2008, his compensation for 2008 requires his inclusion as a named executive officer in the executive compensation discussion in the Proxy Statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
Jeffrey W. Shaw	2008	622,404	531,023	103,046	299,000	294,358	54,009	1,903,840
Chief Executive Officer	2007 2006	572,192 522,055	478,341 317,854	163,816 156,291	259,440 283,360	231,458 430,581	45,385 38,511	1,750,632 1,748,652
George C. Biehl	2008	368,169	255,444	11,053	135,720	108,946	40,285	919,617
Executive Vice President/ Chief Financial Officer & Corporate Secretary	2007 2006	352,658 337,058	375,042 289,911	23,265 100,609	122,162 139,507	63,350 236,859	38,123 23,748	974,600 1,127,692
James P. Kane	2008	401,202	313,560	18,419	166,000	115,983	55,327	1,070,491
President	2007	377,764	448,697	43,087	146,640	129,515	48,854	1,194,557
	2006	356,263	317,236	172,046	164,864	163,534	26,858	1,200,801
John P. Hester	2008	238,962	109,495	34,659	75,000	110,278	15,450	583,844
Senior Vice President/ Regulatory Affairs & Energy Resources	2007 2006	217,208 189,115	87,268 52,225	49,541 39,063	64,860 69,552	66,764 93,234	12,067 11,831	497,708 455,020
Thomas R. Sheets	2008	193,392	157,993	9,210	156,488	186,089	107,320	810,492
Senior Vice President/ Legal Affairs & General Counsel	2007 2006	264,326 252,852	231,853 181,926	19,386 82,834	76,422 87,024	133,691 159,770	29,340 11,371	755,018 775,777
Dudley J. Sondeno	2008	272,377	155,661	9,210	83,700	236,456	34,605	792,009
Senior Vice President/ Chief Knowledge & Technology Officer	2007 2006	260,326 248,852	257,853 149,243	64,611 37,609	75,294 85,680	222,200 159,550	30,028 24,795	910,312 705,729

(1)	Amounts shown in this column include any deferrals made by the named executive officers into the EIP and EDP.

(2)	The amounts in this column for 2008 represent amounts recognized by the Company during 2008 for performance shares granted in 2006, 2007, and 2008 under the MIP and for restricted stock units granted in 2007 and 2008 under the RSUP, in each case, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares vest three years after grant and costs are recognized equally during the vesting period. Restricted stock units vest 40% at the end of the first year and 30% at the end of years two and three and costs are recognized in the same proportions. Grants under both the MIP and RSUP to retirement-eligible participants are expensed on the date of grant. The valuation of the performance shares and restricted stock are based on the Common Stock share price on the date of grant.

(3)	The amounts in this column for 2008 represent amounts recognized by the Company during 2008 for options granted in 2005 and 2006 under the Option Plan, in each case, in accordance with SFAS No. 123R. Options vest 40% at the end of the first year and 30% at the end of years two and three and costs are recognized in the same proportions (except for grants to retirement-eligible participants beginning in 2006, which were expensed on the date of grant). The assumptions made in the valuation of the options are described in Note 10 of the Notes to the Consolidated Financial Statements of the 2008 Annual Report to Shareholders.

(4)	Amounts shown in this column for 2008 represent cash awards paid under the MIP in 2009 for services performed in 2008.

(5)	The aggregate change in the actuarial present value of the named executive officers accumulated benefit under the Retirement Plan and the SRP for 2008 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned on EDP balances for 2008 are as follows:

	Increase in Pension Values	Above-Market Interest
Mr. Shaw	$249,590	$44,768
Mr. Biehl	27,911	81,035
Mr. Kane	73,836	42,147
Mr. Hester	100,322	9,956
Mr. Sheets	132,024	54,065
Mr. Sondeno	155,882	80,574

No amounts are payable from the pension plans before a participant attains age 55 and his employment with the Company terminates.

(6)	Company matching contributions equal to one-half of the amount deferred by the named executive officers under the EDP, up to 3.5 % of the annual salary in 2008 are as follows:

Matching Contributions
Mr. Shaw	$21,279
Mr. Biehl	12,594
Mr. Kane	13,720
Mr. Hester	1,062
Mr. Sheets	7,548
Mr. Sondeno	9,317

(7)	The aggregate incremental costs of the perquisites and personal benefits to the named executive officers are based on the taxable value of the personal use of company cars, internet access, and cell phones, while club dues, life insurance and physicals are based on the cost to the Company. The life insurance costs include excess group life insurance earnings and cost of purchasing supplemental life insurance equal to two times salary. The perquisites and personal benefits, by type and amount, for 2008 are as follows:

	Car Allowance	Club Dues	Cable Internet	Physicals	Cell Phones	Life Insurance
Mr. Shaw	$10,804	$7,314	$0	$10,118	$240	$4,254
Mr. Biehl	8,727	5,474	480	3,896	240	8,874
Mr. Kane	16,449	4,830	480	9,989	240	9,619
Mr. Hester	7,805	2,818	480	1,672	240	1,373
Mr. Sheets	1,948	1,610	320	7,249	160	3,064
Mr. Sondeno	12,043	2,079	480	6,122	240	4,324

The amount shown for physicals for Mr. Shaw includes the physical performed in 2007, but billed and paid for in 2008, as well as the physical performed and paid for in 2008.

(8)	The amount includes: (i) $85,106 in compensation paid to Mr. Sheets at retirement, consisting of $55,696 for the value of his Company car, $21,400 in paid-out vacation, $7,500 in travel vouchers, $460 for the value of his computer and $50 for the value of his cell phone; and (ii) $315 in retirement medical spending account payments after his retirement.

Grants of Plan-Based Awards (2008)

The following table sets forth information regarding each grant of an award made under any of our Incentive Plans to our named executive officers during the fiscal year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS (2008)

Name	Award Type(1)(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey W. Shaw	MIP	209,300	299,000	418,600	12,433	17,761	24,865
	RSUP	—	—	—	5,979	11,958	17,937

George C. Biehl	MIP	95,004	135,720	190,008	5,643	8,062	11,287
	RSUP	—	—	—	1,927	3,853	5,780

James P. Kane	MIP	116,200	166,000	232,400	6,903	9,861	13,805
	RSUP	—	—	—	2,545	5,090	7,635

John P. Hester	MIP	52,500	75,000	105,000	3,119	4,455	6,237
	RSUP	—	—	—	1,022	2,044	3,066

Thomas R. Sheets	MIP	58,422	83,460	116,844	3,471	4,958	6,941
	RSUP	—	—	—	1,138	2,275	3,413

Dudley J. Sondeno	MIP	58,590	83,700	117,180	3,480	4,972	6,961
	RSUP	—	—	—	1,141	2,281	3,422

(1)

Represents the annual award opportunities granted under the MIP for the 2008 fiscal year, 40% of which is paid in cash and 60% of which is paid in performance shares. The actual number of performance shares is determined in the succeeding year, by dividing the applicable “Threshold,” “Target” and “Maximum” amounts by a share price that is determined by the five-day average price of the Company’s Common Stock ending on January 8, 2009. For the 2008 MIP awards, this five-day average was $25.252. The award amount under the MIP is based upon the Company achieving a percentage of the target levels under the MIP, as described under “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Compensation.” “Threshold” represents achieving at least 70% of all four of the established target levels under the MIP, and equals 70% of the named executive officer’s incentive opportunity under the MIP; “target” represents achieving 100% of all four of the established target levels under the MIP, and equals 100% of the named executive officer’s incentive opportunity under the MIP; and “maximum” represents achieving 140% or more of all four of the established target levels under the MIP, and equals 140% of the named executive officer’s incentive opportunity under the MIP. If less than all four of the target levels are achieved, then the “Threshold,” “Target” and “Maximum” amounts will be proportionally reduced by an amount equal to the percentage of targets that were achieved. The MIP equity awards vest three years after the date the actual awards are determined. Since Messrs. Biehl, Kane, Sheets, and Sondeno are over age 55 and are able to retire under the Incentive Plans, the awards will fully vest at their termination of employment. The grant date fair value of the actual number of performance shares granted on January 20, 2009 pursuant to the applicable MIP annual award for the 2008 fiscal year, computed in accordance with FAS 123R, was $434,433 for Mr. Shaw, $197,195 for Mr. Biehl, $241,190 for Mr. Kane, $108,972 for Mr. Hester, $0 for Mr. Sheets, and $121,612 for Mr. Sondeno. Mr. Sheets retired in September 2008. As a result of his retirement, he received pro rata amounts of the 2008 MIP awards in cash and no performance shares were issued.

(2)	Represents the annual award opportunities granted under the RSUP for the 2008 fiscal year. The actual number of restricted shares is determined in the succeeding year, by dividing the applicable “Threshold,” “Target” and “Maximum” amounts by the closing share price on the date of determination of the award. For the 2008 RSUP awards, the date of determination was January 20, 2009 and the closing price for the Company’s Common Stock on that date was $24.46. The award amount under the RSUP is based upon the average MIP payout percentage for the three years immediately preceding the RSUP award determination date, as described under “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Compensation.” “Threshold” represents a MIP average payout percentage of at least 90%, and equals 50% of the named executive officer’s incentive opportunity under the RSUP; “target” represents a MIP average payout percentage of at least 100%, and equals 100% of the named executive officer’s incentive opportunity under the RSUP; and “maximum” represents a MIP average payout percentage of at least 120%, and equals 150% of the named executive officer’s incentive opportunity under the RSUP. No award will be earned under the RSUP unless the MIP average payout percentage is at least 90%. A percentage of the RSUP awards vest each year over the three years following the date of determination of the actual award amount. Since Messrs. Biehl, Kane, Sheets, and Sondeno are over age 55 and are able to retire under the Incentive Plans, the awards will fully vest at their termination of employment. The grant date fair value of the actual number of performance shares granted on January 20, 2009, pursuant to the applicable RSUP annual award for the 2008 fiscal year, computed in accordance with FAS 123R, was $307,125 for Mr. Shaw, $98,963 for Mr. Biehl, $130,725 for Mr. Kane, $52,500 for Mr. Hester, $43,817 for Mr. Sheets and $58,590 for Mr. Sondeno. Mr. Sheets retired in September 2008. As a result of his retirement, he received pro rata amounts of the 2008 RSUP awards.

Summary Compensation and Grants of Plan-based Awards Tables Narrative

Salaries for the named executive officers were increased in July 2008. The increases in salaries reflect additional time and experience in these positions and changes to the midpoints due to inflation.

The Company achieved 100% of the established target levels under the MIP, and the named executive officers earned 100% of the incentive opportunities. This compares to the 2007 and 2006 performance results in which the Company achieved 94% and 112%, respectively, of the overall performance targets. The Company exceeded the targets for the customer to employee ratio, customer service satisfaction and operating cost containment. The threshold for the financial performance measure, the weighted-average return on equity, was not achieved and no awards were earned for this measure. Productivity performance equaled 121% of the customer to employee target level, 140% of the customer service satisfaction target level and 140% of the operating cost containment target level. No downward adjustments were made to the awards to the named executive officers, resulting from any failure to achieve individual performance goals.

Forty percent (40%) of the MIP awards were paid in cash in January 2009 and are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The remaining 60% of the MIP awards were converted into performance shares in January 2009 based on the five-day average price of our Common Stock for January 2, 5, 6, 7, and 8, 2009, which equaled $25.252 per share. The dollar value and number of the performance shares created from the 2008 MIP awards are as follows:

	Dollar Values	Performance Shares
Mr. Shaw	$448,500	17,761
Mr. Biehl	203,580	8,062
Mr. Kane	249,000	9,861
Mr. Hester	112,500	4,455
Mr. Sheets(1)	—	—
Mr. Sondeno	125,550	4,972

(1)	Mr. Sheets retired from the Company in September 2008 and his MIP award was pro rated for his time with the Company during the year and paid in cash. The amount of the award is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for Mr. Sheets.

The Company’s 2008 performance also supports an award under the RSUP. The three-year average of MIP payout percentage equaled 102%, resulting in an award of 105% of the target and the granting of the following dollar values and numbers of restricted Company Common Stock units to the named executive officers. The RSUP awards were made on January 20, 2009, and the closing price of our Common Stock was $24.46 on that date.

	Dollar Values	Restricted Stock Units
Mr. Shaw	$307,125	12,556
Mr. Biehl	98,963	4,045
Mr. Kane	130,725	5,344
Mr. Hester	52,500	2,146
Mr. Sheets(1)	43,817	1,791
Mr. Sondeno	58,590	2,395

(1)	Mr. Sheets retired from the Company in September 2008 and his RSUP award was pro rated for his time with the Company during the year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options under our Option Plan, unvested performance share awards under our MIP and unit awards under our RSUP for each of our named executive officers, in each case, outstanding as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Jeffrey W. Shaw	22,500	0	23.40	07/26/14
	30,000	0	26.10	07/25/15
	25,620	10,980	33.07	07/31/16
					49,197	1,240,748
George C. Biehl	4,500	0	23.40	07/26/14
	9,000	0	26.10	07/25/15
	7,700	3,300	33.07	07/31/16
					22,298	562,356
James P. Kane	12,000	0	23.40	07/26/14
	15,000	0	26.10	07/25/15
	12,810	5,490	33.07	07/31/16
					26,847	677,081
John P. Hester	5,000	0	21.09	07/14/13
	15,000	0	23.40	07/26/14
	10,000	0	26.10	07/25/15
	10,560	4,526	33.07	07/31/16
					10,142	255,781
Thomas R. Sheets	3,750	0	23.40	09/14/11
	7,500	0	26.10	09/14/11
	9,000	0	33.07	09/14/11
					0	0
Dudley J. Sondeno	3,750	0	23.40	07/26/14
	7,500	0	26.10	07/25/15
	6,300	2,700	33.07	07/31/16
					13,625	343,623

(1)	The options that expire on July 25, 2015, vested and became exercisable on July 26, 2008. One-half of the options that expire on July 31, 2016, vested and became exercisable on August 1, 2008, with the remaining vesting and becoming exercisable on August 1, 2009.

(2)	The MIP performance share awards vest as follows:

	Grants in 2006 January 2009	Grants in 2007 January 2010	Grants in 2008 January 2011
Mr. Shaw	11,263	11,789	13,711
Mr. Biehl	5,818	5,804	6,456
Mr. Kane	6,797	6,859	7,750
Mr. Hester	1,714	2,894	3,428
Mr. Sheets	—	—	—
Mr. Sondeno	3,585	3,565	3,979

The RSUP unit awards for 2007 and 2008 vest as follows:

		January 2009	January 2010	January 2011
Mr. Shaw	2008	3,274	2,456	2,456
	2007	2,124	2,124	—

Mr. Biehl	2008	1,094	821	821
	2007	742	742	—

Mr. Kane	2008	1,419	1,064	1,064
	2007	947	947	—

Mr. Hester	2008	558	419	419
	2007	355	355	—

Mr. Sheets	2008	—	—	—
	2007	—	—	—

Mr. Sondeno	2008	648	486	486
	2007	438	438	—

Since Messrs. Biehl, Kane and Sondeno are past age 55 and are able to retire, the MIP performance shares and the RSUP units will vest when their employment with the Company ends. Since Mr. Sheets retired in September 2008, all of his MIP performance shares and RSUP units vested at that time.

(3)	The market value of our Common Stock was $25.22 per share, the closing price on December 31, 2008.

Option Exercises and Stock Vested

The following table sets forth the number of options to purchase our Common Stock that were exercised and the value realized on exercise (the difference between the market price at exercise and the exercise price). The number of MIP performance shares and RSUP units that vested during 2008 and the value realized on vesting (the market price at vesting) is also shown in the table.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey W. Shaw	0	0	19,190	568,722
George C. Biehl	0	0	9,664	286,796
James P. Kane	0	0	11,115	329,733
John P. Hester	0	0	2,922	86,552
Thomas R. Sheets	0	0	19,895	596,625
Dudley J. Sondeno	0	0	5,931	176,025

(1)	Stock Award shares for Mr. Sheets include 11,303 MIP performance shares and 2,561 RSUP units outstanding at the time of his retirement in September 2008, all of which vested upon his retirement. For purposes of this table, such shares were valued as of the date of his retirement.

Pension Benefits

We offer two defined benefit retirement plans to our named executive and other Company officers. They include the Retirement Plan, which is available to all employees of the Company, and the SRP.

Benefits under the Retirement Plan are based on the named executive officers (i) years of service with the Company, up to a maximum of 30 years, and (ii) average of the highest five consecutive years’ salary, within the final ten years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with the Company.

The SRP is designed to supplement the benefits under the Retirement Plan to a level of up to 60% of salary, as shown in the “Salary” column of the “Summary Compensation Table.” Salary is currently based on the 12-month average of the highest 36 months of salary at the time of retirement. For Messrs. Biehl and Sondeno, whose participation in the SRP pre-date the plan amendment changing the method for determining salary, salary equals the highest 12 months. Vesting in the SRP occurs at age 55, with 20 years of service with the Company.

Upon retirement, the plans will provide a lifetime annuity to our named executive officers, with a 50% survivor benefit to their spouse. No lump sum payments are permitted under the plans.

Messrs. Biehl, Kane, and Sondeno are vested in both plans. Messrs. Biehl and Kane could retire at this time and start receiving full benefits, while Mr. Sondeno’s benefits would be reduced 12%. Messrs. Shaw and Hester are vested only in the Retirement Plan and, if either left the Company as of the date of this Proxy Statement, his accrued benefit under the Retirement Plan would be reduced by 62.5% and benefits would not commence until he reached age 55. Mr. Sheets retired in 2008, and his benefits were reduced 6%.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)(2)
Jeffrey W. Shaw	Retirement Plan	20	531,316	0
	SRP	20	1,916,764	0

George C. Biehl	Retirement Plan	23	920,278	0
	SRP	23	1,530,064	0

James P. Kane	Retirement Plan	30	1,200,363	0
	SRP	30	1,292,781	0

John P. Hester	Retirement Plan	19	318,885	0
	SRP	19	489,496	0

Thomas R. Sheets	Retirement Plan	21	721,211	15,262
	SRP	21	984,600	0

Dudley J. Sondeno	Retirement Plan	28	1,193,274	0
	SRP	28	745,766	0

(1)	The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in Note 9 of the Notes to the Consolidated Financial Statements of the 2008 Annual Report to Shareholders.

(2)	Represents Retirement Plan payments made to Mr. Sheets following his retirement in September 2008.

Nonqualified Deferred Compensation

In addition to participating in the EIP, which is available to all employees, our named executive and other Company officers can participate in the EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive plan compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of participants’ annual base salary. Matching contributions are not available to the named executive and other Company officers for deferrals into the EIP.

Amounts deferred and the matching contributions made during a plan year bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (the “Bond Rate”) from the start of the plan year. The interest rate is set for the plan year using the Bond Rate published by Moody’s Investors Services as of January 1 prior to the start of a new plan year. The interest rate formula was defined in the EDP at the time it was adopted in 1986. For plan year 2007, the interest rate was 8.685%, and for plan year 2008, the interest rate was 9.225%.

At retirement or termination of employment with five years of service, the EDP balances will be paid out at the election of the participant over a period of 10, 15, or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1 for the five years prior to distribution.

Deferrals and our matching contributions to the EDP are unfunded obligations of the Company, and the rights of our named executive and other Company officers participating in such plan benefits are no greater than those of an unsecured creditor.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End($)
Jeffrey W. Shaw	106,462	21,279	101,879	0	1,213,933
George C. Biehl	92,520	12,594	190,238	0	2,238,667
James P. Kane	160,231	13,720	92,354	0	1,100,071
John P. Hester	8,846	1,062	24,294	0	289,434
Thomas R. Sheets	94,635	7,548	187,322	46,181	2,187,843
Dudley J. Sondeno	89,665	9,317	188,218	0	2,190,150

(1)	Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”

(2)	EDP earnings, which were above-market, and matching contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns of the “Summary Compensation Table.” Those amounts for our named executive officers are as follows:

	Above-Market Interest	Matching Contributions	Total
Mr. Shaw	$44,768	$21,279	$66,047
Mr. Biehl	81,035	12,594	93,629
Mr. Kane	42,147	13,720	55,867
Mr. Hester	9,956	1,062	11,018
Mr. Sheets	54,065	7,548	61,613
Mr. Sondeno	80,574	9,317	89,891

(3)	Represents distributions made after Mr. Sheets’ retirement in September 2008.

Post-termination Benefits

We have entered into employment agreements with our named executive officers that provide for payment, upon (i) employment termination without cause, or (ii) employment termination by the individual as a result of a significant reduction in his or her duties, responsibilities, location, or compensation (collectively referred to as a “Termination Event”). No payments are made under these agreements as a result of their expiration or for employment termination due to cause, retirement, death or disability. Further, payments under these agreements will be subject to the provisions of Section 409A of the Code and associated regulations.

The payment amounts depend on when a Termination Event occurs. If it occurs prior to a change in control, the affected named executive officer would receive the following:

*	Salary for up to 18 months (up to 36 months for Mr. Shaw);

*	Incentive compensation set at the target award for the MIP for up to 18 months (up to 36 months for Mr. Shaw);

*	Welfare benefit offsets equal to 20% of salary for up to 18 months (up to 36 months for Mr. Shaw);

*	Office/secretarial expense for the longer of one year or the remaining term of the agreement;

*	Vesting of all unvested restricted stock and stock options, with the options being exercisable for 90 days;

*	Additional credit that may affect eligibility, vesting, and the calculation of benefits under the SRP;

*	Re-employment/relocation expense allowance of $75,000; and

*	Payment of excise taxes resulting from the Termination Event.

Under the assumption that a Termination Event occurred on December 31, 2008, it is estimated that our named executive officers would have been entitled to the following payments:

POTENTIAL PAYMENTS PRIOR TO A CHANGE IN CONTROL(1)

Name	Salary	Incentive Compen- sation(2)	Welfare Benefits(2)	Stock Acceler- ation(3)	Option Acceler- ation(3)	Office & Moving Expenses	Additional SRP Payments(4)	Tax Gross-Up	Total
Jeffrey W. Shaw	$1,539,472	$1,770,392	$307,883	$1,240,748	0	$118,500	$2,397,461	$2,401,847	$9,776,303
George C. Biehl	527,655	474,884	105,524	—	—	100,500	0	0	1,208,563
James P. Kane	580,829	580,829	116,172	—	—	100,500	0	0	1,378,330
John P. Hester	349,894	262,425	69,986	255,781	0	100,500	859,413	677,898	2,575,897
Dudley J. Sondeno	390,488	292,875	78,098	—	—	100,500	115,309	0	977,270

(1)	Mr. Sheets retired from the Company in September 2008, and with his retirement, his employment agreement terminated. Mr. Sheets did not receive any post-employment benefits as a result of the termination of his employment agreement. Post-employment benefits Mr. Sheets received in 2008 are identified in the Summary Compensation table, the Option Exercise and Stock Vested Table, the Pension Benefits Table, and the Nonqualified Deferred Compensation Table.

(2)	Mr. Shaw’s salary and payments in lieu of incentive compensation and welfare benefits would be paid over 29 months, commencing January 1, 2009. Salaries and payments in lieu of incentive compensation and welfare benefits for the other named executive officers would be paid over 17 months, commencing January 1, 2009. Such payments are shown on a present value basis, using a discount rate of 120% of the applicable federal rate compounded monthly for December 2008, or 1.62% for short-term payments.

(3)	Since Messrs. Biehl, Kane, and Sondeno are past age 55 and able to retire under the Incentive Plans with full vesting, termination of employment does not affect their rights to their vested and unvested restricted stock or options. The number and value of the restricted stock and the number of options for these individuals are shown in the “Outstanding Equity Awards at Fiscal Year-End 2008” table.

(4)	Additional SRP benefits are shown on a present value basis, using the valuation method and all material assumptions described in Note 9 of the Notes to Consolidated Financial Statements of the 2008 Annual Report to Shareholders.

If the Termination Event occurs within two years after a change in control (which includes an acquisition by one person or group of persons of at least 20% of the ownership of the Company, replacement of a majority of incumbent Board members, or a merger or similar transaction resulting in more than a 50% change of ownership of the Company), the affected named executive officers would receive the following:

*	Salary for two, two and one-half, or three years;

*	Incentive compensation set at the target award for the MIP for two, two and one-half, or three years;

*	Welfare benefit offsets equal to 20% of salary for two, two and one-half, or three years;

*	Office/secretarial expense for two years;

*	Vesting of all unvested restricted stock and stock options, with the options being exercisable for 90 days;

*	Additional credit that may affect eligibility, vesting, and the calculation of benefits under the SRP;

*	Re-employment/relocation expenses of up to $75,000; and

*	Payment of excise taxes resulting from the Termination Event.

Under the assumption that a Termination Event occurred on December 31, 2008, and within two years of a change in control, it is estimated that our named executive officers would have been entitled to the following payments:

POTENTIAL PAYMENTS AFTER A CHANGE IN CONTROL(1)

Name	Salary	Incentive Compen- sation	Welfare Benefits	Stock Acceler- ation(2)	Option Acceler- ation(2)	Office & Moving Expenses	Additional SRP Payments(3)	Tax Gross-Up	Total
Jeffrey W. Shaw	$1,950,000	$2,242,500	$390,000	$1,240,748	0	$111,000	$2,397,461	$2,841,462	$11,173,171
George C. Biehl	942,000	847,800	188,400	—	—	111,000	0	0	2,089,200
James P. Kane	1,037,500	1,037,500	207,500	—	—	111,000	0	783,984	3,177,484
John P. Hester	500,000	375,000	100,000	255,781	0	111,000	859,413	817,348	3,018,542
Dudley J. Sondeno	558,000	418,500	111,600	—	—	111,000	115,309	0	1,314,409

(1)	Mr. Sheets retired from the Company in September 2008, and with his retirement, his employment agreement terminated. Mr. Sheets did not receive any post-employment benefits as a result of the termination of his employment agreement. Post-employment benefits Mr. Sheets received in 2008 are identified in the Summary Compensation table, the Option Exercise and Stock Vested Table, the Pension Benefits Table, and the Nonqualified Deferred Compensation Table.

(2)	Since Messrs. Biehl, Kane, and Sondeno are past age 55 and able to retire under the Incentive Plans with full vesting, termination of employment does affect their rights to their vested and unvested restricted stock or options. The number and value of the restricted stock and the number of options for these individuals are shown in the “Outstanding Equity Awards at Fiscal Year-End 2008” table.

(3)	Additional SRP benefits are shown on a present value basis, using the valuation method and all material assumptions described in Note 9 of the Notes to Consolidated Financial Statements of the 2008 Annual Report to Shareholders.

DIRECTORS COMPENSATION

2008 DIRECTORS COMPENSATION TABLE

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Robert L. Boughner	18,250	0	0	1,395	104	19,749
Thomas E. Chestnut	74,700	11,254	5,735	15,371	207	107,267
Stephen C. Comer	66,400	11,254	0	6,577	207	84,438
Richard M. Gardner	81,350	11,254	5,735	0	207	98,546
LeRoy C. Hanneman, Jr.(6)	35,700	0	0	0	52	35,752
James J. Kropid	111,350	13,625	5,735	40,859	207	171,776
Michael O. Maffie	63,950	13,625	5,735	0	0	83,310
Anne L. Mariucci	69,700	11,254	4,592	8,939	207	94,692
Michael J. Melarkey	73,000	11,254	5,735	9,283	207	99,479
Carolyn M. Sparks	66,400	13,625	5,735	52,307	207	138,274
Thomas A. Thomas	16,600	0	0	655	69	17,324
Terrence L. Wright	74,700	13,625	5,735	47,548	207	141,815

(1)	The amounts in these columns represent amounts recognized by the Company during 2008 for restricted stock units granted in 2007 and 2008 under the RSUP and options granted in 2005 and 2006 under the Option Plan, in accordance with SFAS No. 123R. No options were granted after 2006. Options and restricted stock units vest 40% at the end of the first year and 30% at the end of years two and three and costs are recognized in the same proportions. Grants under the Option Plan and RSUP to retirement-eligible participants are expensed on the date of grant.

(2)	The grant date fair value of the 500 restricted stock units granted in 2007 and 2008 were based on the closing price of Company Common Stock of $38.48 on May 3, 2007, and $27.25 on January 22, 2008, respectively.

(3)	Stock and option awards outstanding at year-end 2008, for each of the listed directors are as follows:

	Stock Awards	Options
Mr. Boughner	0	0
Mr. Chestnut	1,046	9,000
Mr. Comer	1,046	0
Mr. Gardner	1,046	9,000
Mr. Hanneman	0	6,300
Mr. Kropid	1,046	21,000
Mr. Maffie	1,046	6,000
Ms. Mariucci	1,046	3,000
Mr. Melarkey	1,046	9,000
Mrs. Sparks	1,046	14,000
Mr. Thomas	0	0
Mr. Wright	1,046	10,000

(4)	The pension value of Mr. Wright’s retirement benefit increased by $9,224. There were no increases in Mr. Kropid’s or Mrs. Sparks’ retirement benefits. The amounts in this column also reflect above-market interest on nonqualified deferred compensation earnings for 2008.

(5)	All Other Compensation column represents the cost of life insurance for directors other than Mr. Maffie. Since Mr. Maffie retired from the Company, he does not receive life insurance benefits for serving as a director.

(6)	Mr. Hanneman resigned from the Board on March 14, 2008, and is currently a nominee for director to replace Mrs. Sparks, who will be retiring from the Board in May 2009.

Directors Compensation Narrative

Our outside directors receive an annual retainer of $40,000 and $1,650 for each Board and committee meeting attended and for any additional day of service committed to the Company. The chairperson of the Audit Committee receives an additional $10,000 annually, and the chairpersons of the other permanent committees each receive an additional $5,000 annually. The Chairman of the Board receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

The outside directors are granted 500 restricted stock units annually, and they have an opportunity to earn additional restricted stock units tied to maintaining long-term performance and strengthening shareholder value. In July of 2008, the Board, in lieu of increasing their annual retainer, approved the opportunity to earn an additional grant of restricted stock units based on how the Company has performed over the last three years as measured by the MIP. The incentive award was set at a target of 1,000 restricted stock units. No award will be paid unless the average payout percentage under the MIP for the last three years is at or above 90%. If an award is earned, it can range from 50% to 150% of the incentive opportunity. An award was earned for 2008 and each director received an additional 1,050 restricted stock units on January 20, 2009. The restricted stock units are valued at the closing price of our Common Stock on the date of grant, and will become vested in increments, over three years, commencing on the first anniversary of the grant. Even though the units are vested, they are not converted into shares of our Common Stock until the outside directors leave the Board.

Cash compensation received by the outside directors may be deferred until retirement or termination of their status as directors pursuant to our Directors Deferral Plan. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15, or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate on January 1 for the five years prior to retirement or termination.

The Company also provides a retirement plan for the three outside directors (Kropid, Sparks and Wright) elected to the Board prior to the 2003 Annual Meeting of Shareholders. Under the provisions of the plan, each of the three outside directors will receive an annual benefit equal to the annual retainer at the time of their retirement or, if they retire before reaching 65, beginning at age 65.

APPROVAL TO CONTINUE THE AMENDED AND RESTATED

MANAGEMENT INCENTIVE PLAN

(Proposal 2 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR this Proposal

Shareholders are being asked to approve and continue the Company’s Amended and Restated Management Incentive Plan (the “MIP” or the “Plan”). The MIP was initially adopted by the Company in 1993 and approved by shareholders in 1994, 2002 and 2004. An affirmative vote of a simple majority of the shares represented and voting at the Annual Meeting, in person or by proxy, is necessary for approval of the continuation of the MIP.

The purpose of maintaining the MIP is to continue to align shareholder and management interests and provide an appropriate measure for determining performance-based compensation. Correlating a significant portion of management compensation to the value of Company Common Stock is intended to create a common interest with shareholders and, with the limit on the number of shares that can be issued under the MIP, ensures that shareholders will exercise the appropriate level of control over the plan. We also believe that maintaining the MIP is an increasingly important means to secure, retain and compensate key employees. The continuation of the MIP is subject to approval by the Company’s shareholders.

Since the MIP was last approved by shareholders in 2004, the Plan has been amended to: (i) satisfy the requirements imposed on deferred compensation under the provisions and regulations of Section 409A of the Internal Revenue Code (the “Code”); (ii) address the requirements for performance-based compensation under the provisions and regulations of Section 162(m) of the Code; (iii) increase the total number of shares of Company Common Stock that can be issued through the MIP; and (iv) increase by approximately twenty-two (22) the number of Plan participants. Capitalized terms used but not defined in this Proposal 2 shall have the same meaning as in the MIP unless otherwise indicated.

With shareholder approval, the MIP will continue for officers and management employees, including the approximately twenty-two (22) employees that have recognized technical specialties supporting the Company’s utility operations. Company Common Stock will also continue to support the long-term component of the MIP by being available for the conversion of performance shares at the end of the applicable restriction period. Since the inception of the Plan in 1993, a total of 839,359 shares of Company Common Stock have been issued through the MIP and, with the additional 500,000 shares of Company Common Stock added to the Plan (for a total of 1,700,000 shares that can be issued through the Plan), there should be sufficient shares to support the long-term component of the MIP until the Plan is again submitted to shareholders for their approval.

A general description of the principal terms of the MIP is set forth below. This description is qualified in its entirety by the terms of the MIP, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

General Description

Purpose. The purpose of the MIP is to encourage officers and a select group of management employees and technical specialists to make long-term employment commitments and to contribute to the short- and long-term success of the Company. The MIP provides a two-step award, consisting of cash and equity. The cash component of the award is payable immediately after the performance period. The equity component of the award is converted following the end of the performance period into performance shares and is restricted for a minimum of thirty-six months, at which time the performance shares are converted to Company Common Stock and paid to the Plan participants.

Administration. The MIP is administered by the Compensation Committee of the Board of Directors, which consists of at least three independent directors. As independent directors, the members of the committee satisfy the independence requirements delineated in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code. The committee has full and final authority to operate, manage, and administer the MIP on behalf of the Company. This authority includes, but is not limited to, the determination of eligibility for participation in the Plan and whether an award has been earned.

Eligibility. Participants in the MIP include officers, managerial employees and technical specialists, and include the Company’s Chief Executive Officer and the other executives named in the Summary Compensation Table. Mr. Sheets’ participation in the MIP ended with the 2008 Plan year. The number of MIP participants for 2008 was 74 and, subject to the continuation of the Plan, there will be 97 for 2009.

Terms and Conditions of Awards. Annually, the committee establishes an Incentive Award Opportunity for each participant or class of participants designated by the committee. The Incentive Award Opportunity is expressed as a percentage of the Participant’s annual salary at the end of the Performance Period. The Incentive Award Opportunity ranges from zero to a percentage of the Target Award, subject to a maximum amount of $3,000,000 for any fiscal year for each participant. In addition, the committee has determined that the Incentive Award Opportunity shall not exceed one hundred forty percent (140%) of the Target Award. Actual awards for each participant are determined by the committee following the end of the applicable performance period, taking into account how the Company performed on the basis of the Annual Performance Measures developed and applied by the committee for the performance period.

The MIP includes the following performance criteria that may be considered by the committee when establishing the Annual Performance Measures: (i) annual revenue, (ii) budget comparisons, (iii) controllable profits, (iv) Company earnings per share, (v) customer to employee ratios, (vi) customer service satisfaction, (vii) expense management, (viii) improvements in capital structure, (ix) net income, (x) net or gross sales, (xi) operating income (pre- or post-tax), (xii) profit margins, (xiii) operating or gross margin, (xiv) profitability of an identifiable business unit or product, (xv) return on investments, (xvi) return on sales, (xvii) return on stockholders’ equity, (xviii) total return to stockholders, (xix) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (xx) price of the shares or any other publicly traded securities of the Company, (xxi) reduction in costs, (xxii) return on capital, including return on total capital or return on invested capital, (xxiii) improvement in or attainment of expense levels or working capital levels, and (xxiv) performance of the Company relative to a peer group of companies and/or relevant indices. The Annual Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant.

Procedures for Calculating and Paying Actual Awards. Following the end of each Performance Period, the committee compares the Company’s actual performance during such period with the Annual Performance Measures it established for the period, and the Actual Award, if any, for a Participant is calculated. Once the Actual Award is determined, the committee retains the discretion to reduce a Participant’s Actual Award, generally based on an overall assessment of each Participant’s attainment of individual performance. Further, no awards will be paid if cash dividends for the performance period do not equal or exceed the dividends paid in the immediately preceding performance period.

Once the Actual Award is established, the award is split into two components. The first component is a dollar amount, which the committee has determined shall represent forty percent (40%) of the Actual Award, that is payable to the Participant in cash as soon as the committee deems practical following the Award Conversion Date. The second component is a dollar amount, which the committee has determined shall represent sixty percent (60%) of the Actual Award that is converted into whole or partial Performance Shares, which are restricted for a period of at least thirty-six (36) consecutive calendar months beginning on the Award Conversion Date applicable to such shares. The number of Performance Shares allocable to each Participant is determined by dividing (i) the dollar amount available for the Participant’s Performance Shares (determined by the Award Conversion), by (ii) the average of the closing prices of Company Common Stock on the New York Stock Exchange for the first five trading days of the month before the Award Conversion Date. Payment of Performance Shares occurs at the time described below under “Performance Shares.” For Participants who die, become Disabled, Retire or have his or her employment Involuntarily Terminated Without Cause prior to the Award Conversion Date, the Actual Awards for a given period are paid in cash.

The committee has the sole and absolute responsibility for determining the Actual Awards of Participants. Generally, the Actual Awards generated by application of the award schedule established by the committee for one or more Performance Periods is the Actual Awards that will be payable to each Participant; provided, however, that the committee may, prior to the Award Conversion Date, reduce the Actual Awards generated by the awards schedule if, in the opinion of the committee, there have been exceptional circumstances that have created inappropriate windfalls in the Company’s performance, which, in turn, have resulted in inappropriately large awards.

If, during a Performance Period, the committee determines that the established Annual Performance Measures are no longer suitable due to a change in ownership or control of the Company, the committee may accelerate payment of the Actual Award.

Performance Shares. Performance Shares earned in a given Performance Period are subject to a Restriction Period of at least thirty-six (36) consecutive calendar months beginning on the Award Conversion Date applicable to such shares. During the Restriction Period, the Participant may not, except as described below under “Participant Terminations and Transfers,” receive payment for his or her Performance Shares.

During the Restriction Period, a Participant receives Dividend Credits equal to the cash dividends paid per share of Company Common Stock, multiplied by the number of Performance Shares then credited to the Participant on the Company’s records, and divided by the closing per share value of Company Common Stock on the New York Stock Exchange on the date such dividends are paid or the last trading day on the New York Stock Exchange before such payment. These additional Performance Shares will be subject to the same restrictions as the Performance Shares that generated the Dividend Credits, and such restrictions will lapse at the same time as the restrictions lapse on such Performance Shares.

Following the end of the Restriction Period, the Participant will receive a specific number of shares of Company Common Stock equal to the total number of Performance Shares allocated to the Participant at the beginning of the Restriction Period plus the Performance Shares credited quarterly through Dividend Credits during the Restriction Period.

Termination of Service. Should a Participant die, become Disabled, Retire, or have his or her employment Involuntarily Terminated Without Cause during a Performance Period, the Participant (or the Participant’s beneficiary if the Participant dies before receiving payment) will be entitled to receive the Participant’s Actual Award for the Performance Period determined on a pro rata basis according to the number of months of the Performance Period actually worked while being a Participant in the Plan, payable in cash following the end of the applicable Performance Period.

Should a Participant die, become Disabled, Retire, or have his or her employment Involuntarily Terminated Without Cause during a Restriction Period, the Participant (or the Participant’s beneficiary in the case of a deceased Participant) will receive a distribution of Company Common Stock equal to the total number of Performance Shares then credited to the Participant. Subject to the requirements of Section 409A of the Code, payment of the Company Common Stock will occur within a reasonable period following the date of the event.

In the event a Participant’s continuous employment with the Company terminates for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Performance Period, the Participant’s right to receive an Actual Award for the period will be forfeited by the Participant. Outstanding Performance Shares will also be forfeited as a result of such termination during a Restriction Period.

Transferability of Awards. Awards granted under the Plan are not to be transferable otherwise than by will or by the laws of descent and distribution, and awards may be realized during the lifetime of the Participant only by the Participant or by his guardian or legal representative.

Change in Capital Structure and Other Events. Upon a Change in Control event, including the acquisition by a person or entity of at least fifty percent (50%) of the outstanding voting power of the Company, shareholder approval of a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company, the committee may make adjustments or amendments to the MIP and outstanding Incentive Award Opportunities and Performance Shares that are consistent with applicable law, including the substitution of new Incentive Award Opportunities. Determinations, decisions, and adjustments made by the committee will be final, binding, and conclusive.

In addition, to the extent Performance Shares credited to a Participant constitute “deferred compensation” within the meaning of Section 409A of the Code at the time of a Change in Control, Performance Shares will be paid out upon a corporate transaction that also qualifies as a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as those terms are defined under Section 409A of the Code. To the extent a Change in Control that does not so qualify occurs, Performance Shares constituting deferred compensation shall be paid out at the end of the Restriction Period or upon the Participant’s earlier termination of continuous service with the Company.

To the extent Performance Shares credited to a Participant do not constitute “deferred compensation” within the meaning of Section 409A of the Code at the time of a Change in Control, the committee may accelerate the payout of such Performance Shares.

Amendments and Termination of the Plan. We may at any time, subject to certain limitation regarding previously granted awards, suspend, terminate, modify or amend the MIP. Further, shareholder approval will be required for amendments to the performance share provisions of the plan as it applies to executive officer participants that would (i) materially increase the benefits accruing to such Participants, (ii) materially increase the number of performance shares which may be issued to such Participant, or (iii) materially modify the eligibility requirements for participation in the MIP.

Common Stock. The maximum number of shares of Company Common Stock that may be issued pursuant to the MIP may not exceed a total of 1,700,000 shares, of which 839,359 have been issued since the inception of the Plan in 1993.

Shareholder Approval. If the amended and restated Plan is not approved by the shareholders of Southwest Gas Corporation at the 2009 Annual Meeting, awards shall not be payable under the MIP with respect to Performance Periods beginning in 2009.

New Plan Benefits

On November 14, 2008, the committee, subject to shareholder approval of the continuation of the MIP, approved Incentive Award Opportunities and Performance Measures for 2009. Since the Actual Awards for 2009 will be based on the Company’s performance during 2009, it is not possible to determine the awards.

The Incentive Award Opportunities for 2009 are identical to the opportunities for 2008 and are expressed as a percentage of each individual’s salary at year-end (after taking into account any mid-year salary increase). The opportunities by position are as follows: chief executive officer, 115%; president, 100%; executive vice president, 90%; senior vice president, 75%, vice president, 50%; senior management, 30%. For the new category of Plan participants, technical specialists, the award opportunity is to be 10%. The four performance measures to be used to determine whether the incentive opportunities for 2009 are earned are the same as those used for 2008.

The following table includes estimated 2009 awards based on 2008 operating results and the 2009 Incentive Award Opportunities and performance measures assumptions.

NEW PLAN BENEFITS

Management Incentive Plan(1)

Name and Position	Cash Component Dollar Value($)	Performance Shares Number of Units(2)
Jeffrey W. Shaw Chief Executive Officer	$299,000	17,761

George C. Biehl Executive Vice President/ Chief Financial Officer & Corporate Secretary	135,720	8,062

James P. Kane President	166,000	9,861

John P. Hester Senior Vice President/ Regulatory Affairs & Energy Resources	75,000	4,455

Dudley S. Sondeno Senior Vice President/ Chief Knowledge & Technology Officer	83,700	4,972

Executive Group (#8)	899,420	53,427

Non-Executive Director Group	0	0

Non-Executive Officer/ Employee Group (#89)	1,440,530	85,569

(1)	The maximum Incentive Award Opportunities for the chief executive officer and the named executive officers would be $1,046,500, $475,020, $581,000, $262,500 and $292,950, respectively, assuming 2008 operating results.

(2)	The number of performance shares were based on a Company Common Stock price of $25.252, the average of the closing prices on the New York Stock Exchange for the first five trading days of the month of January 2009

The tables below show the number of shares of Company Common Stock that have been and may be issued under the Company’s existing equity compensation plans, as of year-end 2008.

EQUITY COMPENSATION PLAN INFORMATION

Stock Incentive Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
(Thousands of shares)
Equity compensation plans approved by security holders	731	$27.12	—
Equity compensation plans not approved by security holders	—	—	—

Total	731	$27.12	—

Management Incentive Plan

Plan category	Number of securities to be issued upon vesting of performance shares	Weighted-average grant date fair value of award	Number of securities remaining available for future issuance
(Thousands of shares)
Equity compensation plans approved by security holders	267	$31.38	415
Equity compensation plans not approved by security holders	—	—	—

Total	267	$31.38	415

Restricted Stock/Unit Plan

Plan category	Number of securities to be issued upon vesting of restricted stock units	Weighted-average grant date fair value of award	Number of securities remaining available for future issuance
(Thousands of shares)
Equity compensation plans approved by security holders	84	$31.15	387
Equity compensation plans not approved by security holders	—	—	—

Total	84	$31.15	387

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the MIP and the awards granted thereunder is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss non-U.S., state, or local tax consequences.

Cash Payments. Upon receipt of cash in connection with an Award Conversion under the Plan, a Participant will be subject to withholding for federal income and employment tax purposes with respect to the income recognized on such award. The Company is entitled to an income tax deduction in the amount of the income recognized by the Participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the Participant’s total compensation is deemed reasonable in amount.

Performance Shares. Recipients of Performance Shares generally should not recognize income until such Performance Shares are converted into shares of stock. Upon conversion, the Participant will normally recognize taxable ordinary income for federal income tax purposes equal to the fair market value of the shares received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the Performance Shares. Participants will recognize a gain upon the disposition of any shares received upon conversion of the Performance Shares equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as a long- or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the Participant. This is subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the Participant’s total compensation is deemed reasonable in amount.

Performance Shares can also be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of Performance Shares that does not meet the requirements of Code Section 409A will result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest to such Participant.

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3 On The Proxy Card)

The Board of Directors Recommends a Vote FOR Ratification.

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2009, subject to ratification of the selection by you, the shareholders. To the committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.

The committee is composed of independent directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the committee reviews both the audit scope and proposed fees for the coming year.

An affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the shareholders do not ratify our selection, other certified public accounting firms will be considered and one will be selected by the committee to be the Company’s independent registered public accounting firm for 2009.

During fiscal years 2007 and 2008, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2007	2008
Audit Fees:	$1,167,500	$1,237,875

Annual audit/§404 internal control attestation	900,000	950,000
Quarterly reviews	105,000	110,000
Subsidiary audit	120,000	130,000
Comfort letters and consents	42,500	47,875

The services include the audit of the annual financial statements included in the Company’s Form 10-K, the reviews of unaudited quarterly financial statements included in the Company’s Form 10-Qs, subsidiary audits, consultation, and comfort letters and consents for various financings and SEC filings, and the assessment of the Company’s internal control over financial reporting.

Audit-Related Fees:	$102,900	$128,100

Benefit plan audits	68,250	71,700
Affiliate rules audit	13,650	14,350
Other statutory audits (Form 2-A filings)	21,000	42,050

The services include benefit plan audits, statutory audits, and regulatory compliance.

Tax Fees:	$35,125	$31,160

Tax return review	27,000	31,160
Tax planning and advice	8,125	0

The services include corporate tax return reviews and corporate tax planning and advice. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, and in light of the prohibition of representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.

All Other Fees:	$0	$0

Under the committee’s charter, the committee must preapprove all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the committee reviews updates of the services actually provided and fees charged by PricewaterhouseCoopers LLP.

Requests for the independent registered public accounting firm to provide additional services are presented to the committee by the Company’s chief financial or accounting officer, on an as-needed basis. The committee has delegated to the chairperson of the committee the authority to evaluate and approve engagements on the committee’s behalf in the event that a need arises for preapproval between committee meetings. Approvals of additional services will be made consistent with the preapproval policy and will be reported to the committee at its next scheduled meeting.

Since the effective date of the preapproval process, the committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The committee, which consists entirely of directors who meet the independence and experience requirements of the NYSE and the SEC, is furnishing the following report:

The committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining internal control over the Company’s financial reporting, and for assessing the effectiveness of that control. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written committee charter adopted by the Board. The committee charter is available on the Company’s website at http://www.swgas.com. The committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling our responsibilities for 2008, the committee:

*	Reviewed and discussed the audited financial statements, for the year ended December 31, 2008, with management and PricewaterhouseCoopers LLP;

*	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards, (“SAS”) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

*	Received written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding their communications with the committee concerning independence, and the committee has discussed with them, their independence.

Based on the review and discussions referred to above, the committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Audit Committee

Richard M. Gardner (Chair)	Stephen C. Comer
Anne L. Mariucci	Michael J. Melarkey
Thomas A. Thomas	Terrence L. Wright

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted in accordance with their best judgment. As of the date of this Proxy Statement, we knew of no other matter which might be presented for shareholder action at the meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

You are advised that any shareholder proposal intended for consideration at the 2010 Annual Meeting and inclusion in the Company’s proxy materials for that meeting must be received in writing by the Company on or before November 16, 2009. If you intend to offer any proposal at that meeting without using the Company’s proxy materials, written notice of your intended action has to be received by the Company on or before November 16, 2009, in order for your proposal to be considered timely and be presented to shareholders for consideration.

All proposals to be submitted to shareholders must comply with applicable SEC rules. You must submit your proposals for inclusion in the Company’s proxy materials and notices to the Company to our Corporate Secretary, and it is recommended that you send it by certified mail, return receipt requested to ensure timely delivery.

By Order of the Board of Directors

George C. Biehl Executive Vice President/Chief Financial Officer & Corporate Secretary

APPENDIX A

SOUTHWEST GAS CORPORATION

MANAGEMENT INCENTIVE PLAN

Effective May 12, 1993

Amended and Restated May 10, 1994

Amended and Restated January 1, 1995

Amended and Restated January 1, 2002

Amended and Restated January 1, 2004

Amended and Restated Effective January 1, 2009

Amended and Restated Effective January 20, 2009

SOUTHWEST GAS CORPORATION

Management Incentive Plan

1.	Purpose of the Plan

This Management Incentive Plan, revised and restated effective January 20, 2009, is intended to replace both the existing Southwest Gas Corporation Management Incentive Plan and encourage a selected group of highly compensated or management employees of the Company to remain in its employment and to put forth maximum efforts to achieve the Company’s short- and long-term performance goals.

2.	Definitions

(a)	“Actual Award” means the dollar amount earned by a Participant on the basis of the performance of the Company during the annual Performance Period.

(b)	“Annual Base Salary” means the calendar year-end rate of compensation paid to a Key Employee, including salary deferrals, but excluding bonuses, incentives, commissions, overtime, monetary and nonmonetary awards for employment service to the Company or payments or Company contributions to or from this Plan or any other Company retirement or deferred compensation, or similar plans.

(c)	“Annual Performance Measures” shall mean the performance criteria used by the Committee in determining the performance of the Company for the purpose of calculating Actual Awards for Participants earned under the Plan during a Performance Period.

(d)	“Award Conversion” means the division of Actual Awards earned into two portions:

(i)	A portion payable in cash as soon as the Committee deems practicable following the end of the annual Performance Period.

(ii)	A portion converted into Performance Shares and subject to a Restriction Period.

(e)	“Award Conversion Date” means the day that occurs in the first two and one-half calendar months following the end of a Performance Period, the Committee performs the Award Conversion on Actual Awards for such Performance Period.

(f)	“Beneficiary” means the person or persons designated pursuant to Section 8(g) as eligible to receive a Participant’s unpaid Plan benefits in the event of the Participant’s death.

(g)	“Board” or “Board of Directors” means the Board of Directors of Southwest Gas Corporation.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Committee” means the Compensation Committee of the Board of Directors, or any successor thereto.

(j)	“Common Stock” means the common stock of Southwest Gas Corporation.

(k)	“Company” means Southwest Gas Corporation and its present and future subsidiaries and any successors thereto.

(l)	“Determination Date” means as to any Performance Period: (i) the first day of the Performance Period; or (ii) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

(m)	“Disability” or “Disabled”. A Participant shall be considered to be “Disabled” or to have incurred a “Disability” if he or she qualifies for a disability benefit under Southwest Gas Corporation’s group long-term disability plan and incurs a Separation From Service. The Committee, in its sole and absolute discretion, may determine that a Participant is Disabled for purposes of this Plan.

(n)	“Dividend Credits” means the additional Performance Shares determined as set forth in Plan Section 7(d) calculated for each Restriction Period for the Participant’s Performance Shares subject to such period.

(o)	“Employee” means any person who is a regular full-time employee of the Company, including those who are officers or Board Members.

(p)	“Fiscal Year” means the Fiscal Year of the Company beginning each January 1 and ending the following December 31.

(q)	“Incentive Award Opportunity” means the range of an Actual Award available to each Participant in this Plan for a given Performance Period.

(r)	“Involuntary Termination Without Cause” means a Participant’s Separation From Service (i) due to reorganization, downsizing, restructuring or layoff, and (ii) not due to what the Committee determines was, in its sole and absolute discretion, either the Participant’s inability to adequately perform his or her job, a violation of Company work rules or policies, or misconduct that the Committee determines is detrimental to the Company’s best interests.

(s)	“Key Employee” means a management or highly compensated Employee of the Company who the Committee determines to (i) have a direct and significant impact on the performance of the Company, and (ii) has a position or compensation that allows him or her to affect or influence, through negotiation or otherwise, the design or operation of this Plan so as to eliminate the Employee’s need for the substantive rights and protections of Title I of the Employee Retirement Income Security Act of 1974.

(t)	“Participant” means a Key Employee who, in the Committee’s sole and absolute discretion, is determined to be eligible to receive an Incentive Award Opportunity under this Plan.

(u)	“Payment Period” means the first two and one-half months following the end of a Performance Period.

(v)	“Peer Group” means the companies comprising the group against which the Committee assesses the performance of the company for the purposes of determining Actual Awards earned, or for modifying the number of shares of Common Stock that are payable to Participants following the end of a Restriction Period.

(w)	“Performance Period” means a period of twelve (12) months corresponding to the Company’s Fiscal Year and for which the Company’s performance is assessed by the Committee for the purpose of determining Actual Awards earned.

(x)	“Performance Share” means a hypothetical share of Common Stock that will be converted into, and paid out, as a share of Common Stock only if all restrictions and conditions set forth in this Plan have been satisfied. The Performance Share carries no voting rights but does entitle the Participant to receive Dividend Credits determinable under Plan Section 7(d).

(y)	“Performance Shares Payment Period” means the first two and one-half months following the end of a Restriction Period.

(z)	“Plan” means the Southwest Gas Corporation Management Incentive Plan as set forth herein and as amended from time to time.

(aa)	“Restriction Period” means, with respect to each grant of Performance Shares to a Participant, a period of at least thirty-six (36) consecutive calendar months beginning with the Award Conversion Date applicable to such shares.

(bb)	“Retire” or “Retirement” means a Participant’s Separation From Service on or after the Participant has attained his or her early retirement date, normal retirement date, or deferred retirement date as defined in the Retirement Plan for Employees of Southwest Gas Corporation, as amended and in effect from time to time.

(cc)	“Section 409A” or “Code Section 409A” means Section 409A of the Code and the rules and regulations with respect thereto.

(dd)	“Section 162(m)” or “Code Section 162(m)” means Section 162(m) of the Code and the rules and regulations with respect thereto.

(ee)	“Separation From Service” means the termination of a Participant’s employment by the Company if the Participant dies, retires, or otherwise has a termination of employment with the Company; provided, that Participant’s employment relationship is treated as continuing intact while on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or longer, and if Participant’s right to reemployment is provided either by statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment, or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period. For purposes of this paragraph, the term “Company” includes all other organizations that together with the Company are part of the Code Section 414(b-c) control group of organizations. Whether a Participant has incurred a Separation From Service shall be determined based in accordance with the Code Section 409A. Additionally, if a Participant ceases to work as an Employee, but is retained to provide services as an independent contractor of the Company, the determination of whether the Participant has incurred a Separation From Service shall be determined based in accordance with Code Section 409A.

(ff)	“Target Award” means the Incentive Award Opportunity available to each Participant if all Performance Measures for a Performance Period are fully met but not exceeded.

3.	Administration

(a)	The Plan shall be administered by non-Employee members of the Committee, which shall be composed of not less than three members of the Board of Directors. The non-Employee members of the Committee chosen to administer the Plan shall not have received an award under this Plan or any plan preceding this Plan within the last calendar year. The Board of Directors may designate alternate members of the Committee from non-Employee Board members who satisfy the above criteria to act in the place and stead of any absent member of the Committee.

(b)	The Committee shall have full and final authority to operate, manage, and administer the Plan on behalf of the Company. This authority includes but is not limited to the following:

(i)	Determination of eligibility for participation in the Plan;

(ii)	Determination of Actual Awards earned and the Award Conversion of the Actual Awards;

(iii)	Payment of Actual Awards that have become nonforfeitable;

(iv)	Directing the Company to make the accruals and payments provided for by the Plan;

(v)	Interpretation of the Plan and the resolution of any inconsistent or conflicting Plan language as well as factual or nonfactual questions regarding a Participant’s eligibility for, and the amount of, benefits payable under the Plan;

(vi)	Power to prescribe, amend, or rescind rules and regulations relating to the Plan;

(vii)	Power to determine the vesting schedules, if any, for all awards;

(viii)	Powers prescribed to the Committee elsewhere in the Plan; and

(ix)	Power to construe and interpret the Plan to the maximum extent possible to comply with Code Sections 162(m) and 409A.

(c)	With respect to Incentive Award Opportunities and Actual Awards earned, the Committee shall have full and final authority in its sole and absolute discretion to determine the Incentive Award Opportunities for individual Participants; determine the time or times at which Actual Awards may be calculated; determine the length of all applicable Performance Periods and/or Restriction Periods; determine the award schedule and the Annual Performance Measures (and the Company’s satisfaction or failure to satisfy such measures) that will be used in calculating Actual Awards and the division of such awards between cash and performance shares.

(d)	A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members in the absence of a meeting, shall be the acts of the Committee. All Committee interpretations, determinations, and actions will be final, conclusive, and binding on all parties.

(e)	No member of the Board or the Committee will be liable for any action taken or determination made in good faith by the Board or the Committee with respect to the Plan or any Actual Award calculated and paid hereunder.

4.	Eligibility

(a)	In determining the Key Employees that will be Participants and the Incentive Award Opportunity for each Participant, the Committee shall take into account the duties of the respective Participant, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

(b)	No Incentive Award Opportunity will be available to any person who, at the beginning of the applicable Performance Period, is a member of the Committee responsible for the administration of the Plan.

5.	Incentive Award Opportunities

(a)	By the Determination Date, the Committee will, in its discretion, establish, in writing, the Incentive Award Opportunity for the Performance Period for each Participant or class of Participants designated by the Committee. The Incentive Award Opportunity will be expressed as percentages of the Participant’s Annual Base Salary.

(b)	An Incentive Award Opportunity will range from zero to some specific maximum percentage of the Participant’s Annual Base Salary (or maximum dollar amount which will not exceed for any one Participant Three Million Dollars ($3,000,000) for any Fiscal Year).

(c)	By the Determination Date, the Committee will assign to a Participant an Incentive Award Opportunity which will be assigned a specific Target Award that will fall within the range of the Participant’s Incentive Award Opportunity. The Target Award will be awarded to the Participant if, in the discretion and judgment of the Committee, applicable Annual Performance Measures for the applicable Performance Period are met.

(d)	Actual Awards for each Participant in the Plan shall be determined by the Committee following the end of the applicable Performance Period, taking into account how the Company performed on the basis of the Annual Performance Measures developed and utilized by the Committee for the Performance Period.

6.	Procedures for Calculating and Paying Actual Awards

(a)

The Committee shall establish the Annual Performance Measures that will be utilized for one or more Performance Periods in assessing the performance of the Company for the purpose of determining the Actual Awards earned under this Plan. As determined by the Committee, the Annual Performance Measures applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (i) annual revenue, (ii) budget comparisons, (iii) controllable profits, (iv) Company earnings per share, (v) customer to employee ratios, (vi) customer service satisfaction, (vii) expense management, (viii) improvements in capital structure, (ix) net income, (x) net or gross sales, (xi) operating income (pre- or post-tax), (xii) profit margins, (xiii) operating or gross margin, (xiv) profitability of an identifiable business unit or product, (xv) return on investments, (xvi) return on sales, (xvii) return on stockholders’ equity, (xviii) total return to stockholders, (xix) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (xx) price of the shares or any other publicly traded securities of the Company, (xxi) reduction in costs, (xxii) return on capital, including return on total capital or return on invested capital, (xxiii) improvement in or attainment of expense levels or working capital levels, and (xxiv) performance of the Company relative to a peer group of companies and/or relevant indexes. The Annual Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition and to the extent applicable, the Annual Performance Measures will be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Annual Performance Measures applicable to the Actual Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Annual Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Actual Award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the Annual Performance Measures are established if so determined by the Committee. These measures and the standards of performance associated with them may change from year to year and may receive different emphasis or weight according to the changing priorities of the Company.

(b)	During the Payment Period, the Committee will compare the Company’s actual performance during such period with the Annual Performance Measures it established for the period, and the Actual Award for such period, if any, for a Participant will be calculated. For each Performance Period, the Committee will utilize an award schedule for calculating the Actual Awards earned on the basis of the Company’s performance. The award schedule may be modified by the Committee from year to year as Annual Performance Measures or the standards of performance associated with such measures change.

(c)	The Committee retains the discretion to reduce a Participant’s Actual Award (including a reduction to zero).

(d)	During the Payment Period, an Award Conversion will be made whereby the Actual Awards for each Participant for the Performance Period will be split into two components. The first component will be a dollar amount that shall be paid during the Payment Period to the Participant in a lump sum cash payment. The second component will be a dollar amount that is converted into whole or partial Performance Shares, which shall be subject to a substantial risk of forfeiture and thereby restricted for a specified period of at least thirty six (36) consecutive calendar months beginning on the Award Conversion Date applicable to such shares. The number of Performance Shares allocable to each Participant shall be determined by dividing (i) the dollar amount available for the Participant’s Performance Shares (determined by the Award Conversion), by (ii) the average of the closing prices of the Common Stock on the New York Stock Exchange for the first five trading days of the month before the Award Conversion Date. Payment of Performance Shares shall occur at the time provided in Plan Section 7(c). For Participants who die, become Disabled, Retire or have his or her employment Involuntarily Terminated Without Cause prior to the Award Conversion Date, the Actual Awards will be paid in cash.

(e)

The Committee shall have the sole and absolute responsibility for determining Actual Awards of Participants. The Actual Awards generated by application of the award schedule established by the Committee for one or more Performance Periods will be the actual awards that will be payable to each Participant; provided, however, that the Committee may, prior to the Award Conversion Date, unilaterally reduce the Actual Awards generated by the awards schedule if, in the opinion of the Committee, there have been exceptional circumstances that have either created inappropriate windfalls in the Company’s performance, which, in turn, have resulted in inappropriately large awards.

(f)	Notwithstanding any other provision of this Section 6, a Participant shall receive no Actual Award for a Performance Period if cash dividends paid on each share of outstanding Company common stock during such period does not equal or exceed the dividends paid on each such share in the immediately preceding Performance Period.

(g)	If, during a Performance Period, the Committee determines that the established Annual Performance Measures are no longer suitable due to a change in control of the Company, as defined in Code Section 409A, the Committee may accelerate payment of the Actual Award.

7.	Performance Shares

(a)	On the Award Conversion Date, Participants who earned an Actual Award during the preceding Performance Period will have an entry made on the Company’s books reflecting the Performance Shares allocable to them as determined pursuant to Plan Section 6 (d).

(b)	A Participant’s Performance Shares earned in a given Performance Period will be subject to a specified Restriction Period of at least thirty six (36) consecutive calendar months beginning on the Award Conversion Date applicable to such shares. During the Restriction Period, the Participant may not, except as provided in Plan Section 8, receive payment for his or her Performance Shares.

(c)	During the Restriction Period, a Participant will receive Dividend Credits equal to the quarterly dividend paid per share of Common Stock, multiplied by the number of Performance Shares then credited to the Participant on the Company’s records, and divided by the closing per share value of the Common Stock on the New York Stock Exchange on the date such dividends are paid or the last trading day on the Exchange before such payment. These additional Performance Shares will be subject to the same restrictions as the Performance Shares that generated the Divided Credits, and such restrictions will lapse at the same time as the restrictions lapse on such Performance Shares.

(d)	During the Performance Shares Payment Period, the Participant shall receive a specific number of shares of Common Stock equal to the total number of Performance Shares allocated to the Participant at the beginning of such Restriction Period plus the Performance Shares credited quarterly through Dividend Credits during the Restriction Period.

8.	Participant Terminations and Transfers

(a)	Should a Participant incur a Separation From Service for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Performance Period, the Participant’s right to receive an Actual Award for such period will be forfeited by the Participant.

(b)	Should a Participant incur a Separation From Service for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Restriction Period, the Participant’s right to receive payments of his or her outstanding Performance Shares will be forfeited by the Participant.

(c)

Should a Participant incur a Separation From Service during the Performance Period due to death, becoming Disabled, Retirement, or having his or her employment Involuntarily Terminated Without Cause, the Participant (or the Participant’s Beneficiary if the Participant dies before receiving payment) will be entitled to receive the Participant’s Actual Award for the

Performance Period determined on a pro rata basis according to the number of months of the Performance Period actually worked while being a Participant in the Plan. Payment of the Actual Award shall be made in a lump sum cash payment and shall occur during the Payment Period following the end of the applicable Performance Period.

(d)	Should a Participant incur a Separation From Service due to death during a Restriction Period, the Participant’s Beneficiary will be entitled to receive a distribution of Common Stock equal to the total number of Performance Shares then credited to the Participant. Payment of Common Stock shall occur during the first two and one-half calendar months following the Participant’s death.

(e)	Should a Participant incur a Separation From Service during the Restriction Period due to becoming Disabled, Retirement, or having his or her employment Involuntarily Terminated Without Cause during a Restriction Period, the Participant (or the Participant’s Beneficiary in the case the Participant dies before receiving payment) will receive a distribution of Common Stock equal to the total number of Performance Shares then credited to the Participant. Payment of Common Stock shall occur during the first two and one-half calendar months following the date of the Participant’s Separation From Service; provided, however, that if the Participant is a “specified employee,” within the meaning of Code Section 409A, in no event shall payment occur before the day after the last day of the six month period that begins with the date of the Participant’s Separation From Service.

(f)	A Participant shall have the right to designate any person as his or her Beneficiary to whom benefits determined under this Section 8 (“Death Benefits”) shall be paid in the event of the Participant’s death prior to the total distribution of his/her Death Benefits. If greater than fifty percent (50%) of the Death Benefits are designated to a beneficiary other than the Participant’s lawful spouse, such beneficiary designation must be consented to by the Participant’s lawful spouse. Each beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee, or its designee, during the Participant’s lifetime.

A Participant may change a beneficiary designation, subject to spousal consent under the preceding paragraph, by filing a new beneficiary designation form with the Committee or its designee. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed. The Committee shall be entitled to rely on the beneficiary designation form last filed by the Participant prior to his/her death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

If a beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Death Benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

If no beneficiary designation is in effect at the time of the Participant’s death, or if the named beneficiary predeceased the Participant, then the beneficiary shall be: (1) the surviving lawful spouse; (2) if there is no surviving lawful spouse, then Participant’s issue per stirpes; or (3) if no surviving lawful spouse or issue, then Participant’s estate.

(g)

If a Participant changes jobs with the Company during the course of a Performance Period and his or her new job has a different Incentive Award Opportunity under the Plan, the Participant’s Incentive Award Opportunity for the Performance Period shall be the sum of the products obtained by multiplying (i) the percentage of the full Performance Period spent in each job by (ii) the Incentive Award Opportunity for each such job. In special circumstances, which the Committee may identify from time to time, the Participant may be assigned for the full Performance Period the Incentive Award Opportunity that corresponds to any one of the jobs held by the Participant during the Performance Period rather than combining partial Incentive Award Opportunities for the jobs.

(h)	Should a Key Employee become eligible to participate in the Plan after the beginning of a Performance Period, the Participant will be entitled to an Incentive Award Opportunity on the basis of the number of months of the full Performance Period the Key Employee is a Participant in the Plan.

(i)	Notwithstanding any other provision of the Plan, to the extent that (i) one or more of the payments in connection with the Participant’s Separation From Service would constitute deferred compensation subject to the requirements of Code Section 409A, and (ii) the Participant is a “specified employee” within the meaning of Code Section 409A, then such payment or benefit (or portion thereof) will be delayed until the earliest date following the Participant’s Separation From Service on which the Company can provide such payment or benefit to the Participant without the Participant’s incurrence of any additional tax or interest pursuant to Code Section 409A, with all remaining payments or benefits due thereafter occurring in accordance with the original schedule. In addition, this Plan and the payments and benefits to be provided hereunder are intended to comply in all respects with the applicable provision of Code Section 409A.

9.	Changes in Capital Structure and Other Events

(a)	Notwithstanding anything in the Plan to the contrary, the Board may terminate the Plan and liquidate “deferred compensation” payable under the Plan as permitted pursuant to Code Section 409A.

(b)	All determinations, decisions, and adjustments made by the Committee as a result of the Board’s action pursuant to Plan Section 9(a) will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of such adjustments.

(c)

In the event (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (referred to as the “Act”) disclosing that any “person” (as defined in Section 13(d) of the Act) other than the Company or one of its subsidiaries or an employee benefit plan sponsored by the Company or one of its subsidiaries is the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company; (ii) any “person” (as defined in Section 13(d) of the Act) other than the Company or one of its subsidiaries, or an employee benefit plan sponsored by the Company or one of its subsidiaries shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible in Common Stock) for cash, securities, or any other consideration, provided that after the consummation of the offer, the person in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Act, in the case of rights to acquire Common Stock); (iii) the stockholders of the Company shall approve (a) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities, or other property, and (3) with a corporation that prior to such consolidation or merger owned fifty percent (50%) or more of the cumulative voting power of the then outstanding securities of the corporation; or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or (iv) there shall have been a change in the majority of the Board of the Company within a 12-month period, unless the election or nomination for election by the Company’s stockholders of each director during the 12-month period was approved by the vote of two-thirds (2/3) of the directors then in office who were directors at the beginning of such 12-month period, the Committee may in its sole and absolute discretion, without obtaining stockholder approval, at the time of any one or more of the foregoing actions, to the extent permitted in Plan Section 7, with respect to all Participants:

(i)	Make adjustments or amendments to the Plan and outstanding Incentive Award Opportunities and Performance Shares that are consistent with applicable law, including Code Section 162(m) and the terms of the transaction; or

(ii)	Consistent with applicable law, including Code Section 162(m), substitute new Incentive Award Opportunities.

To the extent Performance Shares credited to a Participant constitute “deferred compensation” within the meaning of Code Section 409A at the time of a Change in Control, Performance Shares shall be paid out upon a Change in Control that also constitutes a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as those terms are defined under Code Section 409A (each such transaction, a “409A Change in Control”). To the extent a Change in Control that is not a 409A Change in Control occurs, Performance Shares constituting deferred compensation shall be paid out at the end of the Restriction Period or upon the Participant’s earlier “Separation from Service” from the Company under Code Section 409A, subject to the delay applicable to “specified employees” described in Section 8.

To the extent Performance Shares credited to a Participant do not constitute “deferred compensation” within the meaning of Code Section 409A at the time of a Change in Control, the Committee may vest such Performance Shares and shall, in that event, settle the Performance Shares within two and one-half months of the calendar year in which they vest.

10.	Provisions Regarding Withholding Taxes

(a)	The Committee may require a Participant receiving Common Stock upon conversion of Performance Shares awarded hereunder to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance to or disposition of shares by the Participant (a “Taxable Event”). Any payment on account of a tax obligation shall be in a form acceptable to the Committee. If upon the occurrence of a Taxable Event the Participant does not, in the time required by law or designated by the Committee, reimburse the Company for taxes as provided for above: (i) the Company shall have the right to withhold some or all of the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall prescribe, and (ii) the Company may satisfy some or all of the tax obligation of such Participant by withholding shares of Common Stock acquired by the Participant in the conversion of any Performance Shares and may in the same manner satisfy some or all of any additional tax obligation resulting from such withholding.

(b)	At any time that the Company becomes subject to a withholding obligation under applicable law with respect to the conversion of Performance Shares, a Participant may elect to satisfy,

in whole or in part, the Participant’s related estimated personal tax liabilities by directing the Company to withhold from the shares of Common Stock issuable in the related conversion of Performance Shares either (i) a specific percentage of shares, (ii) a specific number of shares, or (iii) shares having a specific value, in each case with a value not in excess of such estimated tax liabilities. Such an election shall be irrevocable. The shares of Common Stock withheld in payment shall be valued at their fair market value on the date that the withholding obligation arises (the “Tax Date”). The Committee may disapprove any election, suspend or terminate the right to make elections or provide that the right to make elections shall not apply to particular conversions. The Committee may impose any other conditions or restrictions on the right to make an election as it shall deem appropriate.

11.	Provisions Applicable to Common Stock

(a)	If at any time the Board shall determine in its discretion that the listing, registration or qualification upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale, purchase, issuance or delivery of Common Stock under the Plan, no Common Stock shall be sold, purchased, issued or delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(b)	Except as hereafter provided and if so required by the Committee, the recipient of any Performance Share award shall, upon receipt of any shares of Common Stock due to the Award Conversion of Performance Shares represented by the award, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Participant represents and warrants that such Participant is acquiring the shares for such Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or distribution of any such shares of Common Stock shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the shares of Common Stock being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder or recipient shall, if required by the Company, prior to any offer for sale or sale of such shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares being acquired are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

(c)	The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon conversion of Performance Shares made hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between the Company and the Participant.

(d)	The Company shall pay issue taxes with respect to the issuance of shares of Common Stock upon conversion of Performance Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

(e)	The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed a total of 1,700,000 shares, without further shareholder approval.

12.	Effective Date; Stockholder Approval

The Plan became effective upon adoption by the Board in 1993 and was approved by shareholders at the 1994, 2002 and 2004 Annual Meetings. If the amended and restated Plan is not approved by shareholders of Southwest Gas Corporation at the 2009 Annual Meeting, awards shall not be payable under the Plan with respect to Performance Periods beginning in 2009.

13.	Amendment and Termination of the Plan

The Board at any time and from time to time may, without prior notice to Participants, suspend, terminate, modify, or amend the Plan. Except as otherwise provided for in Plan Sections 5, 6, 7, 8 and 9, no suspension, termination, modification, or amendment of the plan may adversely affect any award previously granted, unless the written consent of the Participant is obtained. Notwithstanding the authority granted to the Board herein, if the shareholders of Southwest Gas Corporation have approved this Plan as contemplated in Plan Section 12 above, no amendment to the provisions of this Plan shall become effective without shareholder approval if, as to executive officer Participants, such amendment would materially:

(i)	increase the benefits accruing to such Participants under the Plan;

(ii)	increase the number of Performance Shares which may be issued to such Participants under the Plan; or

(iii)	modify the requirements as to eligibility for executive participation in the Plan.

14.	Benefit Claims Procedure

(a)	Any claim for money or stock awards under the Plan shall be made in writing to the Committee. If such claim is wholly or partially denied, the Committee shall, within a reasonable period of time not to exceed ninety (90) days after receipt of the claim, notify the Participant, Beneficiary or other party making the claim (the “Claimant”) of the denial of the claim. Such notice of denial shall (i) be in writing, (ii) be written in a manner calculated to be understood by the Claimant, and (iii) contain the specific reason or reasons for denial of the claim, a specific reference to the pertinent Plan provisions upon which the denial is based, a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and an explanation of the claim review procedure. The ninety (90) day period may, under special circumstances, be extended up to an additional ninety (90) days upon written notice of such extension to the Claimant which notice shall specify the special circumstances and the extended date of the decision, the time limits applicable to such procedures and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination upon review. Notice of extension must be given prior to expiration of the initial ninety (90) day period. The extension notice shall indicate the special circumstances that require an extension of time and the date by which the Committee expects to render a decision on the claim. If the claim is denied, the Claimant may file a request for review as provided in the next paragraph.

(b)	Within sixty (60) days after the receipt of the decision denying a claim by the Claimant, the Claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claim. The Claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee in connection with the review.

(c)	The Committee shall deliver to the Claimant a written decision on the review of the denial within sixty (60) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Claimant be extended an additional sixty (60) days. Upon review the Claimant shall be given the opportunity to (i) submit written comments, documents, records, and other information relating to its claim and (ii) request and receive, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to applicable ERISA regulations, if any. The review of a denied claim shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision on review shall be written in a manner calculated to be understood by the Claimant and, if adverse, shall (i) include the specific reason or reasons for the decision, (ii) contain a specific reference to the pertinent Plan provisions upon which the decision is based, (iii) contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits (whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to applicable ERISA Regulations), and (iv) contain a statement describing the Claimant’s right, if any, to bring an action under ERISA Section 502(a).

15.	General Provisions

(a)	Nothing in this Plan or in any award granted pursuant hereto shall confer on an individual any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate any employment.

(b)	Upon its adoption by the Board, this Plan shall replace the existing Southwest Gas Corporation Management Incentive Plan with respect to periods commencing effective January 1, 2009.

(c)	Awards granted under the Plan shall not be transferable otherwise than as provided for in Plan Section 8(d), by will or by the laws of descent and distribution, and awards may be realized during the lifetime of the Participant only by the Participant or by his guardian or legal representative.

(d)	The section and subsection heading are contained herein for convenience only and shall not affect the construction hereof.

(e)	A Participant’s rights to Performance Shares and other Plan benefits represent rights to merely an unfunded and unsecured promise of a future payment of money or property. A participant shall look only to the Company for the payment of Performance Shares and other Plan benefits and such shares and benefits shall, until paid, be subject to the claims of Company creditors. A Participant’s rights under the Plan shall be only that of an unsecured general creditor of the Company.

IN WITNESS WHEREOF Southwest Gas Corporation has caused this Plan to be executed this 20th day of January 2009.

SOUTHWEST GAS CORPORATION

By	/s/Jeffrey W. Shaw
Jeffrey W. Shaw
Chief Executive Officer

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES (PROPOSAL 1) AND PROPOSALS 2 AND 3.

1. VOTE BY TELEPHONE

QUICK EASY IMMEDIATE Call toll free 1-800-660-7809 ANYTIME until 11:59 P.M. PDT on May 6, 2009.

There is NO CHARGE to you for this call

• Option A: To vote as the Board of Directors recommends on ALL proposals: Press 1.

• Option B: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:

Please detach here to Vote by Mail

The Board of Directors Recommends a VOTE FOR the Nominees.

1. ELECTION OF DIRECTORS

01 George C. Biehl 05 Richard M. Gardner 09 Anne L. Mariucci 13 Terrence L. Wright

02 Robert L. Boughner 06 LeRoy C. Hanneman, Jr. 10 Michael J. Melarkey

03 Thomas E. Chestnut 07 James J. Kropid 11 Jeffrey W. Shaw

04 Stephen C. Comer 08 Michael O. Maffie 12 Thomas A. Thomas

Proposal 1: To vote for ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions. Proposal 2: To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0.

Proposal 3: To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0.

When asked, you must confirm your vote by pressing 1.

2. VOTE BY INTERNET

Our internet address is: http://www.swgas.com/proxymaterials

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. There is no need to mail back your proxy card.

3. VOTE BY MAIL

Mark, sign and date your Proxy card and return promptly in the enclosed envelope.

FOR ALL FOR ALL EXCEPT * [ ] WITHHOLD AUTHORITY FOR ALL

*Note: To withhold authority to vote for a particular nominee, mark the FOR ALL EXCEPT Box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

The Board of Directors Recommends a VOTE FOR this Proposal.

2. To APPROVE the continuation of the Amended and Restated Management Incentive Plan.

FOR AGAINST ABSTAIN

The Board of Directors Recommends a VOTE FOR this Proposal.

3. To RATIFY the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2009.

FOR AGAINST ABSTAIN

(IMPORTANT–SIGNATURE REQUIRED ON REVERSE SIDE)

SOUTHWEST GAS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 7, 2009 at 10:00 A.M. PDT

CAESARS PALACE Florentine Ballrooms 3570 Las Vegas Blvd., South Las Vegas, Nevada

Please refer to the back of this Proxy Card for Voting Instructions

If you plan to at end the Annual Meeting, please keep this portion of your Proxy Card to be used as your Admission Ticket to the meeting.

Please detach here to Vote by Mail

SOUTHWEST GAS CORPORATION - PROXY

The undersigned hereby revokes all previously granted proxies and appoints James J. Kropid and Michael O. Maffie as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, by internet or by mail, all the shares of common stock of the undersigned at the 2009 Annual Meeting of Shareholders of Southwest Gas Corporation, and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment thereof.

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the listed Nominees (Proposal 1) and Proposals 2 and 3. Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised at the meeting, the Proxies, unless otherwise instructed, will cumulatively vote their shares as explained in the Proxy Statement.

Dated: , 2009

(Signature)

(Signature, if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both administrator, should sign. When trustee signing or guardian, as attorney, please executor, give full corporate title as such. name If a by corporation, president or please other sign authorized in full name officer. by If authorized a partnership, person. please sign in partnership